                                                                Exhibit 10.19(a)
                                                                ----------------

                           BROWN DEER BUSINESS PARK

                             MILWAUKEE, WISCONSIN



                             *********************

                                     LEASE

                             *********************


                                    Between

                              M&I DATA SERVICES,
                  A DIVISION OF MARSHALL & ILSLEY CORPORATION
                            ----------------------
                                   (Tenant)

                                      And

                               TIAA REALTY, INC.
                                  (Landlord)

                                     LEASE

                           Brown Deer Business Park
                             Brown Deer, Wisconsin

DEFINITIONS................................................................  iii
SCHEDULE...................................................................    1
          1.   LEASING AGREEMENT...........................................    1
          2.   RENT........................................................    2
               A.   Kinds..................................................    2
               B.   Payments of Operating Cost
                    Share Rent and Tax Share Rent..........................    2
               C.   Payment of Index Rent..................................    3
               D.   Definitions............................................    3
               E.   Rules of Interpretation and
                     Computation of Base Rent and
                     Rent Adjustments.......................................   4
          3.   PREPARATION AND CONDITION OF PREMISES,
                POSSESSION AND SURRENDER OF PREMISES.......................    5
          4.   PROJECT SERVICES............................................    6
               A.   Heat...................................................    6
               B.   Air Conditioning.......................................    6
               C.   Extra Hours............................................    7
               D.   Elevators..............................................    7
               E.   Electricity............................................    7
               F.   Water..................................................    7
               G.   Janitorial Service ....................................    7
               H.   Window Washing.........................................    7
               I.   Interruption of Service................................    7
          5.   ALTERATIONS AND REPAIRS.....................................    7
          6.   USES OF PREMISES............................................    8
          7.   BUILDING RULES AND GOVERNMENTAL
                REGULATIONS................................................    9
          8.   CLAIMS; INSURANCE; LIABILITY................................    9
          9.   FIRE AND OTHER CASUALTY.....................................   10
          10.  RIGHTS RESERVED TO THE LANDLORD.............................   10
               A.   Name...................................................   10
               B.   Signs..................................................   10
               C.   Windows................................................   10
               D.   Service Contracts......................................   10
               E.   Keys...................................................   11
               F.   Access for Repairs, etc................................   11
               G.   Occupancy..............................................   11
               H.   Rights to Conduct Businesses...........................   11
               I.   Heavy Equipment........................................   11
               J.   Show Premises..........................................   11
               K.   Close Project..........................................   11
               L.   Substitution of Space..................................   11
               M.   Use of Lock Box by Landlord............................   11
               N.   Repairs and Alterations................................   12
               O.   Other Rights...........................................   12
          11.  DEFAULT AND LANDLORD'S REMEDIES.............................   12
               A.   Defaults...............................................   12
               B.   Landlord's Remedies....................................   12
          12.  HOLDOVER....................................................   14
          13.  SUBORDINATION TO MORTGAGES AND GROUND LEASES................   14
               A.   Subordination..........................................   14
               B.   Termination of Ground Lease or Foreclosure
                     of Mortgage............................................  15
               C.   Security Deposit.......................................   15
               D.   Notice and Right to Cure...............................   15
          14.  ASSIGNMENT AND SUBLETTING BY TENANT.........................   15
          15.  SALE BY LANDLORD............................................   16

          16.  ESTOPPEL CERTIFICATE.......................................   16
          17.  SECURITY DEPOSIT...........................................   16
          18.  EXCUSE OF LANDLORD'S INABILITY
                TO PERFORM; LANDLORD'S DEFAULT............................   17
          19.  PERSONAL PROPERTY..........................................   17
          20.  NOTICES....................................................   17
          21.  QUIET POSSESSION...........................................   17
          22.  REAL ESTATE BROKER.........................................   17
          23.  CONDEMNATION...............................................   18
          24.  SPRINKLERS.................................................   18
          25.  MISCELLANEOUS..............................................   18
               A.   Covenants Binding on Successors.......................   18
               B.   Date Payments are Due.................................   18
               C.   Meaning of "Re-entry" and
                     "Landlord"...........................................   18
               D.   Time is of the Essence................................   18
               E.   No Option.............................................   18
               F.   Severability..........................................   18
               G.   Governing Laws........................................   18
               H.   Lease Modification....................................   18
               I.   No Oral Modification..................................   18
               J.   Litigation and Arbitration Costs......................   18
               K.   Captions..............................................   18
               L.   Remedies and Rights May Be
                     Exercised by Landlord in its Own
                     Name; Authority to Execute
                     This Lease...........................................   19
               M.   Payments to Affiliates................................   19
               N.   Entire Agreement......................................   19
               O.   Landlord's Title......................................   19
               P.   Light and Air Rights..................................   19
               Q.   Rights Reserved or Granted............................   19
               R.   Meanings of Words.....................................   19
               S.   Rent not Based on Income..............................   19
               T.   Non-Exclusivity.......................................   19
          26.  EXCULPATORY PROVISIONS.....................................   19
          27.  AUTHORITY..................................................   20




APPENDIX A - PLAN OF THE PREMISES

APPENDIX B - CLEANING SCHEDULE

APPENDIX C - RULES AND REGULATIONS

APPENDIX D - TENANT IMPROVEMENT WORK AGREEMENT

               1.   TENANT IMPROVEMENT WORK
               2.   ADDITIONAL WORK
               3.   SUBSTANTIAL COMPLETION
               4.   ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM
               5.   ACCEPTANCE OF PREMISES
               6.   MISCELLANEOUS

EXHIBIT A TO TENANT IMPROVEMENT WORK AGREEMENT - BUILDING STANDARDS

APPENDIX E - MORTGAGES CURRENTLY AFFECTING THE PROJECT DENFINITIONS

APPENDIX F - LIST OF EQUIPMENT

                                                  Section in Which
Term                                              Term is Defined
----                                              ---------------

1.   Additional Rent                                   2A(5)
2.   Base Rent                                         2A(1)
3.   Building                                          Preamble
4.   business hours                                    4A
5.   Commencement Date                                 1
6.   Comparison Year                                   2D(3)
7.   Consumer Price Index                              2D(4)
8.   Corporate Base Rant                               2E(3)
9.   CPI Report                                        2C(2)
10.  Fiscal Year                                       2D(5)
11.  Force Majeure                                     18
12.  Ground Lease                                      2D(2)
13.  Holidays                                          4A
14.  Index Rent                                        2A(4)
15.  Landlord                                          Preamble
16.  mortgage                                          13B(3)
17.  mortgagee                                         13B(3)
18.  new premises                                      10(L)
19.  Operating Cost Share Rent                         2A(2)
20.  Operating Costs                                   2D(2)
21.  Operating Cost Report                             2B(2)
22.  Premises                                          Preamble
23.  Project                                           Preamble
24.  re-enter, re-entry                                27C
25.  Rent Tax                                          2D(1)
26.  Rental Agents                                     2A
27.  Required Improvements                             9B
28.  Restoration Delays                                9C
29.  Schedule                                          Preamble
30.  Taxes                                             2D(1)
31.  Tax Report                                        2B(3)
32.  Tax Share Rent                                    2A(3)
33.  Tenant                                            Preamble
34.  Tenant's Proportionate Share                      3(D)(6)
35.  Term                                              1
36.  Termination Date                                  1
37.  Work                                              5A

                                     LEASE
                                     -----

                          BROWN DEER BUSINESS PARK
                           BROWN DEER, WISCONSIN

     THIS INDENTURE is made as of the 15 day of February, 1999 between TIAA Realty, Inc., a Delaware corporation (hereinafter referred to as "Landlord") and the tenant named in Item 1 of the Schedule (hereinafter referred to as "Tenant"). The term "Project" when used herein refers to the land (the "Land") and Building No. 6 (the "Building") located at 4300 West Brown Deer Road in the Brown Deer Business Park, Brown Deer, Wisconsin (including, without limitation, any and all easements adjacent or appurtenant thereto and other areas used in common with the development commonly known as Brown Deer Business Park), together with the vehicular drives, the above and below ground parking facilities, and all other structures and improvements now or hereafter located on the Land. "Premises" when used herein refers to that part of the Project leased to Tenant. "Brown Deer Business Park" when used herein refers to the larger real estate development of which the Project is a part and includes the following buildings located at the following addresses:

          Building No.                  Address of Building
          ------------                  -------------------

               1                        9045 North Deerwood Drive
               2                        9049 North Deerbrook Trail
               3                        9053 North Deerbrook Trail
               4                        9088 North Deerbrook Trail
               5                        9151 North Deerbrook Trail
               6                        4300 West Brown Deer Road
               7                        9071 North Deerbrook Trail
               8                        8989 North Deerwood Drive
               9                        8949 North Deerbrook Trail
               10                       9000 North Deerbrook Trail

     The following Schedule (the "Schedule") is an integral part of this Lease.

                                   SCHEDULE

1.   Name of Tenant: M&I Data Services, a Division of Marshall & Ilsley
     Corporation
2. Floor(s) or room(s) of Premises: See Appendix A attached hereto. The Premises are comprised of 34,246 square feet of space currently leased by Tenant at the Project (the "Existing Space") as shown on Appendix A-1
                                                              ------------
     attached hereto and an additional 25,940 square feet of space located at the Project (the "Additional Space") as shown on Appendix A-2 attached
                                                      ------------
     hereto.
3.   Net Rentable Square Feet in Premises:................... 60,186 square feet
4. Tenant's use of Premises: General office purposes consistent with a first-class office building.
5.   Base Rent (per year):............................
                                                        Base Rent
                                     Monthly            Per Square
                      Annual     Installments of           Foot
   Time Period      Base Rent       Base Rent         (60,186 sq ft)
   -----------      ---------       ---------              ----

     Year 1        $415,283.40     $34,606.95              $6.90

     Year 2        $438,755.94     $36,562.99              $7.29

     Year 3        $454,404.30     $37,867.02              $7.55

     Year 4        $470,654.52     $39,221.21              $7.82

     Year 5        $486,904.74     $40,575.39              $8.09

     Year 6        $504,358.68     $42,029.89              $8.38

     Year 7        $521,210.76     $43,434.23              $8.66

The term "Year 1" means the period commencing on the Commencement Date and ending on the last day of the twelfth calendar month following the Commencement Date; provided, however, if the Commencement Date is not the first day of the calendar month, Year 1 shall end twelve calendar months after the first day of the calendar month immediately succeeding the calendar month in which the Commencement Date occurs. The term "Year 2" shall mean the consecutive twelve-month period commencing on the first day following the end of Year 1. The term "Year 3" shall mean the consecutive twelve-month period commencing on the first day following the end of Year 2. The term "Year 4" shall mean the consecutive twelve-month period commencing on the first day following the end of Year 3. The term "Year 5" shall mean the consecutive twelve-month period commencing on the first day following the end of Year 4. The term "Year 6" shall mean the consecutive twelve-month period commencing on the first day following the end of Year 5. The term "Year 7" shall mean the consecutive twelve-month period commencing on the first day following the end of Year 6.

Landlord agrees to accept Base Rent payments using ACH and Landlord agrees to execute and approve the paperwork necessary to implement such system.

Rent due and payable with respect to the Existing Space prior to the Commencement Date, shall be paid pursuant to the terms and conditions of the Prior Lease (as hereinafter defined).

6.   Monthly Installments of Base Rent:......................... See Paragraph 5
7.   Tenant's Proportionate Share:....................................   96.97%
8.   Net Rentable Square Feet in Building:................... 62,065 square feet
9.   Security Deposit payable on execution of Lease:...................$     -0-
10.  Tenant's address for notices before possession date: At the Existing Space
11.  Tenant's Real Estate Broker used for this Lease: None
12. Tenant Improvements, if any: Pursuant to Tenant Improvement Work Agreement attached hereto as Appendix D.
13.  Date Tenant Plans are due from Tenant including Special Work, if any:
     .............. See Appendix D attached hereto.
14.  Commencement Date: ............... The Commencement Date of this Lease with respect to both the Additional Space and the Existing Space shall be the earlier of (a) the date of Substantial Completion (as defined in the Tenant Improvement Work Agreement attached hereto as Appendix D) of the Additional
                                                   ----------
     Space or (b) the date Tenant occupies the Additional Space or any part thereof.
15. Term/Termination Date: The term of the Lease shall be seven (7) years, ending 84 calendar months after the Commencement Date, provided that if the Commencement Date is not the first day of a calendar month, the term shall end 84 calendar months after the first day of the calendar month immediately succeeding the calendar month in which the Commencement Date occurs, unless extended as herein provided.
16.  Reasonable Consent or Approval:.................Except as otherwise expressly set forth herein, wherever the consent or approval of either Landlord or Tenant is required by the provisions of this Lease, such party shall not unreasonably withhold or delay such consent or approval.

1. LEASING AGREEMENT. Landlord leases to Tenant, and Tenant leases from Landlord, for the term (the "Term") set forth on the Schedule, commencing on the commencement date (the "Commencement Date") set forth on the Schedule and ending on the termination date (the "Termination Date") set forth on the Schedule, unless sooner terminated or extended as herein provided, the Premises described on the Schedule and outlined on the plan attached hereto and made a part hereof as page 1 of Appendix A. The Premises constitute a portion of the Building located on the Land, which is legally described on page 2 of Appendix A. As provisions of said lease, Landlord and Tenant covenant and agree as follows:

     2.   RENT.

          A.   Kinds.  Tenant agrees to pay Rent, beginning as of the
               -----
Commencement Date, to Landlord's rental agents, Miglin-Beitler Management Corporation of Wisconsin (the "Rental Agents") at 9082 North Deerbrook Trail, Brown Deer, Wisconsin 53223 or to such other person or at such other place as Landlord from time to time designates in a written notice to Tenant, in coin or currency which at the time of payment is legal tender for the payment of public and private debts in the United States of America, the aggregate of the following, all of which are Rent reserved under this Lease:

               (1)  Base Rent to be paid in monthly installments in advance on
                    ---------
          or before the first day of each month of the Term of this Lease in the amount set forth on the Schedule, provided that the first monthly installment of Base Rent will be paid by the Tenant concurrently with the execution of this Lease.

               (2)  Operating Cost Share Rent in an amount equal to the Tenant's
                    -------------------------
          Proportionate Share of the Operating Costs for the applicable fiscal year of the lease. Operating Cost Share Rent shall be paid monthly in advance in an estimated amount, as adjusted by Landlord not more often than annually. Definitions of Operating Costs, Tenant's Proportionate Share and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B and 2D.

               (3)  Tax Share Rent in an amount equal to the Tenant's
                    --------------
          Proportionate Share of Taxes for the Taxes for the applicable fiscal year of the lease. Tax Share Rent shall be paid monthly in advance in an estimated amount, as adjusted by Landlord not more often than annually. Definitions of Taxes, Tenant's Proportionate Share and the method for billing and payment of Tax Share Rent are set forth in Sections 2B and 2D.

               (4)  [Reserved]

               (5)  Additional Rent consisting of all of the sums, liabilities,
                    ---------------
          obligations and other amounts (excepting Base Rent, Operating Cost Share Rent, and Tax Share Rent) which Tenant is required to pay or discharge pursuant to this Lease (including, without limitation, any amounts which this Lease provides shall be Tenant's cost or expense), together with interest for late payment thereon, all as hereafter provided.

          B.   Payment of Operating Cost Share Rent and Tax Share Rent.
               -------------------------------------------------------

               (1)  Payment of Estimated Operating Cost Share Rent and Tax Share
                    ------------------------------------------------------------
          Rent. Landlord shall estimate the Operating Costs and Taxes of the
          ----
          Project from time to time each year. Such estimates may be revised by Landlord whenever it obtains information relevant to making such estimates more accurate but not more often than annually. Such estimates will generally (but need not) be issued after the beginning of a fiscal year and revised upon the determination of the final real estate tax assessment or final real estate tax rate for the Project.

               Within ten (10) days after notice from Landlord setting forth an estimate of Operating Costs for a particular fiscal year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated costs multiplied by the number of months that have elapsed in such fiscal year to the date of such payment, minus payments of estimated Operating Cost Share Rent previously paid for said period. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Operating Costs is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Costs.

               Within ten (10) days after notice from Landlord setting forth an estimate of Taxes for a particular fiscal year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated costs multiplied by the number of months that have elapsed in such fiscal year to the date of such payment, minus payments of estimated Tax Share Rent previously paid for said period. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Taxes is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Taxes.

               (2)  Correction of Operating Cost Share Rent.  As soon as
                    ---------------------------------------
          reasonably possible after the end of each fiscal year, Landlord shall deliver to Tenant a report (the "Operating Cost Report" setting forth
          (a) the actual Operating Costs for the preceding fiscal year, (b) the amount of Operating Cost Share Rent due to Landlord for such preceding fiscal year, and (c) the amount of Operating Expense Share Rent paid by the Tenant in and allocable to such fiscal year. On or before twenty (20) days after receipt of such report, Tenant shall pay to Landlord the amount of Operating Cost Share Rent due for the preceding fiscal year (or a portion thereof if this Lease was not in effect for the entire fiscal year) minus any payments made by Tenant for such fiscal year. If Tenant's estimated payments of Operating Cost Share Rent exceed the amount due Landlord for the fiscal year in question, Landlord shall either refund any such amount to Tenant or apply any such amount as a credit against Tenant's other obligations under Section 2(A)(2) of this Lease.

     (3)  Correction of Tax Share Rent. At any time during any fiscal year, when
          ----------------------------
such information becomes available, Landlord shall deliver to Tenant a report (the "Tax Report") setting forth (a) the actual Taxes for the preceding fiscal year, (b) the amount of Tax Share Rent due to Landlord for such preceding fiscal year, and (c) the amount of Tax Share Rent paid by the Tenant in and allocable to such fiscal year. On or before twenty (20) days after receipt of such report, Tenant shall pay to Landlord the amount of Tax Share Rent due for the preceding fiscal year (or a portion thereof if this Lease was not in effect for the entire fiscal year) minus any payments made for such fiscal year. If Tenant's estimated payments of Tax Share Rent exceed the amount due Landlord for the fiscal year in question, Landlord shall either refund any such amount to Tenant or apply any such amount as a credit against Tenant's other obligations under Section 2(A)(3) of this Lease.

C.   [Reserved]

D.   Definitions:
     -----------

     (1)  Taxes. "Taxes" shall mean any and all federal, state and local
          -----
governmental taxes, assessments and charges of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, renting, management, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith or with regard to Landlord's proportionate share of common area expenses relating to the development commonly known as Brown
Deer Business Park. Taxes shall include, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, assessments (special or otherwise), transit taxes, and ad valorem taxes; provided, however, if Landlord, at its sole option, elects to pay any special assessment in installments, then for the purpose of calculating Tenant's Tax Share Rent, only the amount of the installment due each year during the term of this Lease shall be included in Taxes. Taxes shall also include all fees, costs and expenses (including, without limitation, legal fees and court costs) paid by Landlord in connection with protesting or contesting, or seeking a refund or reduction of, any of the aforesaid Taxes, regardless of whether the Landlord is ultimately successful. Tenant shall not be required to pay costs in excess of any amounts recovered in connection with the protest or contest or seeking of a refund or reduction unless Tenant gives prior consent to such protest or contest or seeking of a refund or reduction. If at any time during the term hereof, a tax or excise or sales tax on rents or income or other tax however described (herein called "Rent Tax") is levied or assessed by the United States or the State of Wisconsin, or any political subdivision thereof, on account of the rents hereunder or the interest of Landlord under this Lease, such Rent Tax shall constitute and be included in Taxes, provided, however, that in no event shall Tenant be obligated (a) to pay for any year any greater amount as a result of such Rent Tax than would have been payable by Tenant had the rentals paid to Landlord under all Project leases (being the rentals upon which such taxes are imposed) been the sole taxable income of Landlord for the year in question or
(b) to pay or to reimburse Landlord for any tax of any kind assessed against Landlord on account of any such Rent Tax having been reimbursed to Landlord by Tenant or any third party.

     For the purposes of determining Taxes for any given fiscal year, the amount to be included for such fiscal year (a) from special taxes or assessments payable in installments, shall be the amount of the installments (and any interest) due and payable during such fiscal year, (b) from all other Taxes, shall be the amount accrued, assessed or otherwise imposed for such fiscal year without regard to when any such Taxes are payable, and (c) from any adjustment (including, without limitation, a refund) to any Taxes by the taxing authority, when such adjustment has resulted in a corresponding adjustment payment by or to Landlord, shall constitute an adjustment to Taxes for the fiscal year during which such adjustment is made or received by Landlord, as the case may be. Tenant shall not be responsible for any installments of special assessments with respect to the Additional Space levied prior to the Commencement Date. Tenant shall be responsible for any installments of special assessments with respect to the Existing Space levied prior to the Commencement Date, if Tenant is responsible for those assessments under the Prior Lease.

     Taxes shall not include any net income (except Rent Tax as hereinabove provided), capital, stock, succession, transfer, franchise, gift, estate or inheritance taxes, unless the same shall be imposed in lieu of all or any portion of Taxes.

     (2)  Operating Costs. "Operating Costs" shall mean any expenses, costs
          ---------------
and disbursements (other than Taxes) of every kind and nature, paid or incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of all or any part of the Project (adjusted for vacancy as hereafter provided), in connection with the personal property, fixtures, machinery, equipment, systems and apparatus located in the Project or used in connection therewith and in connection with Landlord's proportionate share of common area expenses, costs and disbursements relating to the development commonly known as Brown Deer Business Park. Operating Costs shall not include
(a) costs of alterations of tenant premises; (b) costs of capital improvements, except for (i) any capital improvements which are intended to reduce Operating Costs, (ii) any capital improvements which Landlord is required to make pursuant to, or which are necessary to keep the Project in compliance with, all applicable governmental rules and regulations applicable from time to time to the Project and (iii) any costs for capital improvements included in common area charges for Brown Deer Business Park (the foregoing capital improvements that are included within Operating Costs are collectively referred to herein as the "Included Capital Items"); (c) depreciation (except on any Included Capital Items); (d) interest and principal payments on mortgages or any rental payments on any ground or other underlying leases subject to which Landlord holds its interest in the Project (hereinafter, referred to individually as a "Ground Lease" and collectively as "Ground Leases"), and other debt costs, if any; (e) real estate brokers' leasing commissions or compensations; (f) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise (Operating Cost Share Rent, Tax Share Rent provided for in any tenant leases are not reimbursements); and (g) the cost of any kind of service furnished to any other office tenant of the Project which Landlord does not make available to Tenant hereunder; and (h) costs incurred by Landlord for alterations, renovations, improvements, decoration or painting, architectural, legal and/or engineering services, if any, for other tenants of the Building, other than those costs incurred in connection with the common areas; (i) costs of repairs or other work occasioned by fire or other casualty or by the exercise of eminent domain, for which Landlord is reimbursed by insurance or a condemnation award; (j) leasing or sales commissions, attorneys' fees and other professional fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants, other occupants, or prospective tenants or occupants of the Building; (k) costs incurred due to the violation by Landlord of the terms and conditions of any lease with any other tenant of the Building;
(l) penalties for failure to pay taxes when due, unless such failure is caused by Tenant; (1) overhead and profit paid to subsidiaries or affiliates of Landlord for services to the Building to the extent that the costs thereof exceed the competitive costs of such services in the Milwaukee, Wisconsin metropolitan area; (m) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (n) advertising and promotional expenditures; (o) any fines or penalties incurred due to violations by Landlord of any governmental rule or authority, unless such fines or penalties or violations were caused by or incurred because of Tenant; (p) expenses relating to refinancing or sale of the Building; (q) costs of repairing any items covered by warranty or guaranty, if Landlord elects to pursue such warranty or guaranty and if Landlord is actually reimbursed under the warranty or guaranty; (r) expenses in connection with services or benefits provided to other tenants or occupants of the Building, which services or benefits Tenant is not entitled to receive under this Lease; (s) cost of utility or other services, if any, separately metered and provided to vacant space or premises occupied by other tenants (except for any utility or services provided to common areas); (t) any management or administrative fee which in the aggregate exceeds the competitive market rates for management or administrative fees for similar buildings in the Milwaukee, Wisconsin metropolitan area; and (u) costs incurred by Landlord in connection with any remediation at the Project required by any governmental authority as a result of a violation at the Project of environmental laws, unless the violation of the environmental laws was caused by Tenant, its employees, agents, invitees or customers. The annual cost to be included as an Operating Cost for any Included Capital Item shall be an amount equal to the cost of said Included Capital Item (including any costs associated with financing the construction or installation or purchase of the improvement if the improvement results in a reduction in the level of Operating Costs over the life of the improvement) divided by the number of years in the depreciable life of the Included Capital Item as reasonably determined by Landlord. If the cost of a repair, alteration or replacement of any structural portion of the Building, the parking lot serving the Building, or any of the major systems serving the Building (any such repair, alteration or replacement being herein referred to as a "Repair") exceeds $25,000.00, then the annual cost to be included as an Operating Cost for any such Repair shall be the cost of said Repair (including any costs associated with financing the construction or installation of the Repair or purchases made with respect to the Repair) divided by the number of years in the depreciable life of the Repair as reasonably determined by Landlord. Notwithstanding anything to the contrary contained herein, for the purpose of calculating Tenant's Proportionate Share of Operating Costs, the "controllable Operating Costs" for each fiscal year of the term of the Lease, other than the first fiscal year of the term of this Lease, shall not exceed 105% of the amount of such controllable Operating Costs for the immediately preceding year. The term "controllable Operating Costs" means those items included in the definition of Operating Costs except for insurance, utilities, third party heating, ventilating and air conditioning, and expenses incurred pursuant to third-party contracts where labor rates of such third parties are controlled by labor union contracts. In addition, Taxes are not included in the term "controllable Operating Costs."

     If during all or any portion of any fiscal year the Project is not fully rented and occupied by tenants, Landlord may elect to make an appropriate adjustment of Operating Costs for such fiscal year, employing sound accounting and management principles, to determine the Operating Costs that would have been paid or incurred by Landlord had the Project been fully rented and occupied for the entire fiscal year, and the amount so determined shall be deemed to have been the Operating Costs for such fiscal year. If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Cost) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord for all or any portion of a fiscal year, Operating Costs for such fiscal year shall be deemed to be increased by an amount equal to the additional Operating Costs which reasonably would have been incurred during such fiscal year by Landlord if it had, at its own expense, furnished such work or service to such tenant. Notwithstanding anything contained herein to the contrary, the provisions of this paragraph with respect to adjustment of Operating Costs for vacancy, or as a result of the performance by tenants of certain services, shall apply only to Operating Costs which are variable and which increase as occupancy in the Project increases and shall not apply to any Operating Costs which do not vary with the amount of occupancy in the Project. Further, in making its adjustment of Operating Costs for vacancy or as a result of the performance by tenants of certain services, Landlord shall not charge more than those Operating Costs actually incurred by Landlord.

     (3)  Comparison Year. "Comparison Year" means each fiscal year of the Lease
          ---------------
through and including the years in which the term of this Lease (including any extensions or renewals thereof) commences and ends. The first and last Comparison Year may contain less than twelve (12) calendar months.

     (4)  Consumer Price Index. "Consumer Price Index" means the Consumer
          --------------------
Price Index for All Urban Consumers, United States City Average, All Items (1982-84 = 100) of the United States Bureau of Labor Statistics. The Consumer Price Index for any given Comparison Year shall be the December monthly index for that year, except that for the last Comparison Year, the Consumer Price Index shall be the monthly index for the last calendar month (whether whole or partial) of the term of this Lease. If the manner in which such Consumer Price Index as determined by the Bureau of Labor Statistics shall be revised, an adjustment shall be made in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

     (5)  Fiscal Year. The term "fiscal year" shall mean any 12 month period
          -----------
(including, without limitation, the calendar year) which Landlord may from time to time select as the fiscal year of the Project, provided that the first fiscal year and the last fiscal year of the Term may contain less than twelve (12) months.

     (6)  Tenant's Proportionate Share. "Tenant's Proportionate Share" shall
          ----------------------------
mean the percentage set forth as Item 7 on the Schedule.

E.   Rules of Interpretation and Computation of Base Rent and Rent Adjustments:
     -------------------------------------------------------------------------

     (1) If this Lease commences on other than the first day of a month, the Base Rent, Operating Cost Share Rent, and Tax Share Rent for the month in which this Lease so begins shall be prorated based upon the number of days of the Term falling within such month. If the Term of this Lease commences on any day other than the first day of the designated fiscal year, or if the Term of this Lease ends on any day other than the last day of the designated fiscal year, any Operating Cost Share Rent, and Tax Share Rent due to Landlord with respect to such fiscal year shall be prorated based on the number of days in the Term falling within such fiscal year.

     (2) All Rent shall be paid to Landlord without deduction or offset at the office of the Rental Agent in the Project, or to such other person or place as Landlord may from time to time designate in writing. The Tenant's covenants to pay Rent shall be independent of every other covenant set forth in this Lease.

     (3) Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until the date paid at the annual rate equal to the lesser of: (i) the highest lawful rate, or (ii) a rate of interest equal to the sum of three percent (3%) plus the "Corporate Base Rate". The phrase "Corporate Base Rate" means that rate of interest most recently announced by the Firstar Bank Milwaukee, N.A. or its successor (collectively, the "First") as the corporate base rate, changing automatically and simultaneously with each announced change by the First in the Corporate Base Rate such change to be effective as of and on the date announced by the First as the effective date for the change in the Corporate Base Rate. A certificate made by an officer of the First stating the Corporate Base Rate in effect on a certain day, or Corporate Base Rates in effect during a certain period, shall, for purposes of this Lease, be conclusive evidence of the First's Corporate Base Rate or Rates on said day or during such period. In the event that the First ceases to use the term Corporate Base Rate in setting a base rate of interest for commercial loans, then the Corporate Base Rate herein shall be determined by reference to the rate used by the First as a base rate of interest for commercial loans as the same shall be designated by the First to the Landlord. The payment of such interest shall not excuse or cure any default of Tenant under this Lease.

          (4) If Tenant is in default on any of its obligations under this Lease, Tenant shall not be entitled to any refund of any sum which may otherwise be due it by application of any provision of this Lease until any and all of Tenant's defaults under this Lease are cured by Tenant.

          (5) If changes are made to this Lease or to the Project changing the number of rentable square feet contained in the Premises or in the Project, Tenant's Proportionate Share shall be appropriately adjusted and the computations of Rent shall be appropriately adjusted so as to take into account the different Tenant's Proportionate Share figures applicable during each portion of the applicable fiscal year. Tenant's Proportionate Share is based on the total net rentable square feet in the Building as set forth in Item 8 in the Schedule and total rentable square feet in the Premises initially demised hereunder as set forth in Item 3 in the Schedule.

          (6) Landlord shall maintain books and records in accordance with sound accounting and management practices, reflecting the Operating Costs and Taxes. In the event of any dispute as to any Operating Cost Share Rent or Tax Share Rent, Tenant shall have the right to inspect Landlord's accounting records relative to Operating Costs and Taxes at Landlord's accounting office upon reasonable prior notice during normal business hours during the sixty (60) days following the furnishing by Landlord to Tenant of either of the Operating Cost Report and the Tax Report. Unless either party shall take written exception to any item in any such report within said sixty (60) day period, such report shall be considered as final and accepted by Tenant and Landlord. Any payment due to the Landlord as shown on the Operating Cost Report or the Tax Report, whether or not written exception is taken thereto, shall be made by the Tenant within twenty (20) days after the Landlord shall have submitted the Operating Cost Report or the Tax Report (as the case may be) without prejudice to any such written exception. If Tenant makes such timely written exception, a certification as to the proper amount of Operating Cost Share Rent and Tax Share Rent shall be made by an independent certified public accountant mutually acceptable to Landlord and Tenant, which shall be final and conclusive. Tenant agrees to pay the cost of such certification unless the certification shows that Landlord's calculation as to the combined amount of Operating Cost Share Rent and Tax Share Rent exceeded by more than five percent (5%) the combined amount of Operating Cost Share Rent and Tax Share Rent shown by the certification. Landlord shall pay for the cost of such certification if the certification shows that Landlord's calculation as to the combined amount of Operating Cost Share Rent and Tax Share Rent exceeded by more than five percent (5%) the combined amount of Operating Cost Share Rent and Tax Share Rent shown by the certification.

          (7) In the event of the termination of this Lease by expiration of the stated Term or for any other cause or reason whatsoever prior to the determination of Operating Cost Share Rent, Tax Share Rent, or Additional Rent, Tenant's agreement to pay any such sum shall survive termination of the Lease and Tenant shall pay any such amount due to Landlord within fifteen (15) days after being billed therefor. Tenant's obligation to pay Base Rent shall also survive the expiration or termination of this Lease. In the event of the termination of this Lease by expiration of the stated Term or for any other cause or reason whatsoever, except the default by Tenant under any of the terms or provisions of this Lease, prior to the determination of Operating Cost Share Rent, or Tax Share Rent as hereinabove set forth, Landlord's agreement to refund any excess in the amount of the estimated payments made by Tenant on account of Operating Cost Share Rent, or Tax Share Rent over the actual amount thereof accruing or payable up to the time of the termination or expiration shall survive termination of the Lease and the Landlord shall pay the amount due to Tenant within fifteen (15) days of Landlord's determination of such amount.

          (8) No calculation, determination or payment of Operating Cost Share Rent or Tax Share Rent, by virtue of the operation of the Rent adjustment provisions under this Section 2 shall result in the payment by Tenant in any fiscal year during the Term of less than the Base Rent shown on the Schedule.

          (9) If any Operating Cost though paid in one (1) fiscal year, relates to more than one (1) fiscal year, at the option of the Landlord, such Operating Cost may be proportionately allocated among such related fiscal years. If any Operating Cost relates to more than one parcel of property, at the option of the Landlord, such Operating Cost may be allocated among the parcels of property to which it relates.

          (10) All payments made with respect to Operating Cost Share Rent, or Tax Share Rent (including any monthly payments made on the basis of Landlord's estimates thereof) may be commingled and need not be segregated by the Landlord and may be held and utilized by the Landlord without payment to the Tenant of interest or any sums for the use of any of said amounts.

3.   PREPARATION AND CONDITION OF PREMISES, POSSESSION AND SURRENDER OF
PREMISES.

     A. Except to the extent expressly indicated in the Tenant Improvements item on the Schedule, and as otherwise expressly set forth in Appendix D and
                                                              ----------
except for latent defects with respect to the Tenant Improvement Work performed by Landlord in the Additional Space pursuant to Appendix D attached hereto,
                                                ----------
Landlord is leasing the Premises to Tenant "as is", without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof. If so indicated in the Tenant Improvements item on the Schedule, Landlord shall cause the Premises to be completed in accordance with the plans, specifications, and agreements and on the terms, conditions and provisions as provided in the Tenant Improvement Work Agreement (Appendix D) and Exhibit A thereto (Building Standards) both of which are attached hereto and made a part of this Lease.

     B. During the term of this Lease, Tenant shall maintain the Premises in as good condition as when Tenant took possession, or as when completed after possession in the event that Tenant takes possession prior to the Completion Date (loss or damage caused by action of the elements, Acts of God and the public enemy, ordinary wear and fire, condemnation and other casualty insured against by Landlord excepted) failing which Landlord may but need not restore the Premises to such good condition and Tenant shall pay the cost thereof. At the termination of this Lease or at the termination of Tenant's right to possession without termination of this Lease, Tenant shall, subject to Sections 3C and 3D below, return the Premises to Landlord broom clean and in good condition as described in the immediately preceding sentence or Landlord may, but need not, restore the Premises to such good condition and Tenant shall pay the cost thereof.

     C. Unless otherwise provided by written agreement, signed by Landlord, all Work (hereinafter defined), partitions, hardware, light fixtures and other fixtures (except trade fixtures and movable furniture and equipment belonging to Tenant) in or upon the Premises, whether placed there by Landlord or Tenant, shall be surrendered with the Premises at the termination of this Lease, by lapse of time or otherwise, or at the termination of Tenant's right to possession without termination of this Lease, and shall become Landlord's property without compensation to Tenant; provided, however, that if prior to any such termination of the Lease, or of the right to possession, or within ten (10) days thereafter, Landlord so directs by written notice, Tenant shall promptly remove any Work, partitions, hardware, light fixtures or other fixtures placed in or upon the Premises by Tenant and designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord upon demand.

     D. Tenant shall also remove its furniture, movable equipment, trade fixtures and all other items of personal property including the UPS system, if required by Landlord, from the Premises prior to the end of the Term or any extension thereof, or within thirty (30) days after the early termination of this Lease for any reason, or of the termination of Tenant's right of possession; and if Tenant does not remove such property, at Landlord's election:
(i) Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant, (ii) Tenant shall be conclusively presumed to have forever abandoned such property, and without accepting title thereto, Landlord may, at Tenant's expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person, and Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in taking any of such actions. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property; and the failure of Tenant to remove all such property from the Premises and the Project shall forever bar Tenant from bringing any action or asserting any liability against Landlord with respect to any such property which Tenant fails to remove. During the first thirty (30) days after the early termination of this Lease for any reason, or of the termination of Tenant's right of possession, Landlord may, at its option, remove and store any personal property not removed from the Premises by the Tenant, at the risk cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation and safe keeping thereof. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred by Landlord in connection with such removal and storage. Notwithstanding anything to the contrary contained in this Section 3, Tenant shall not be required to remove any part of the Tenant Improvement Work done pursuant to Appendix D or its security system or any other improvements or
            ----------
alterations consented to by Landlord; provided, however, Tenant shall be permitted to remove its security system as long as Tenant repairs all damage to the Premises caused by such removal.

     E. All obligations of the Tenant hereunder shall survive the expiration of the Term or sooner termination of this Lease.

     F.   Except as may be otherwise set forth on Appendix D and except for
                                                  ----------
latent defects with respect to the Tenant Improvement Work performed by Landlord in the Additional Space pursuant to Appendix D attached hereto.
                                             ----------
Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or such portion were then in good order, repair and satisfactory condition. Landlord may authorize Tenant to take possession of all or any part of the Premises prior to the Commencement Date. If Tenant does take possession pursuant to such authorization, all of the covenants and conditions of this Lease shall apply to and shall control such pre-term occupancy. Rent for such pre-term occupancy shall be paid upon occupancy and on the first day of each calendar month thereafter at the rate set forth in Section 2A hereof. If the Premises are occupied for a fractional month, such Rent shall be prorated on a per diem basis.

  4. PROJECT SERVICES.

     So long as Tenant is not in default hereunder, Landlord agrees to furnish services to the Tenant without charge except for Operating Cost Share Rent, or as otherwise specifically provided herein, as follows:

     A.   Heat. Landlord shall furnish heat to provide a temperature condition
          ----
required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations in the absence of machines or equipment which may affect the temperature otherwise maintained in the Premises. Such heat shall be provided daily during business hours (Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m., Holidays (hereinafter defined) excepted). Tenant agrees to keep and cause to be kept closed all windows in the Premises and at all times to cooperate fully with the Landlord in the operation of the heating system and to abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of the heating system. Landlord reserves the right to stop the heating system when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, which in the judgment of the Landlord are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed. For purposes of this Lease "Holidays" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other national or state holidays observed by the majority of office tenants in the Milwaukee metropolitan area, now or hereafter established, that may be designated in writing by Landlord to Tenant from time to time. Landlord agrees to make any repairs to the heating system promptly and with due diligence.

     B.   Air Conditioning. Landlord shall furnish air conditioning to provide a
          ----------------
temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations in the absence of machines or equipment which may affect the temperature otherwise maintained in the Premises. Such air conditioning shall be provided daily during business hours (Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m., Holidays excepted). Tenant agrees to keep and cause to be kept closed all windows in the Premises and at all times to cooperate fully with the Landlord in the operation of said system and to abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of the air conditioning system. Landlord reserves the right to stop the air conditioning system when necessary by reason of accident or emergency or for repairs, alterations, regular maintenance replacements or improvements, which in the judgment of the Landlord are desirable or necessary, until said repairs, alterations, regular maintenance replacements or improvements shall have been completed. Landlord agrees to make any repairs to the air conditioning system promptly and with due diligence.

     Whenever heavy concentration of personnel, motors, machines or equipment, including telephone equipment, used in the Premises adversely affects the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including all of the costs relating to the installation and the cost of operation and maintenance thereof, shall be Additional Rent hereunder and shall be paid by Tenant to Landlord upon demand.

     C.   Extra Hours. Landlord shall also furnish heat and air conditioning
          -----------
after business hours, on the condition that Tenant gives Landlord not less than twenty-four (24) hours' prior notice of Tenant's needs for such additional heating or air conditioning, and provided that Tenant pays to Landlord its then current charges for such additional heating or air conditioning. Notwithstanding the foregoing condition that Tenant give Landlord not less than twenty-four (24) hours' prior notice of Tenant's needs for additional heating or air conditioning, Landlord shall use reasonable efforts to provide Tenant additional heating or air conditioning after business hours as Tenant requires. Such charges will be prorated by Landlord between requesting user-tenants if more than one tenant requests such additional heating or air conditioning at the same time and the proration shall be based upon the area of the Project leased to such tenants and their respective periods of use. Landlord's current charges for after hours service (which may be modified by Landlord from time to time) are:
$50 per hour for heating and cooling from 6:00 p.m. through 8:00 a.m., Monday through Friday and $50 per hour for heating and cooling after 1:00 p.m. on Saturday and all day Sunday and holidays.

     These charges may increase or decrease and Tenant agrees to pay whatever Landlord's actual costs for additional heating and air conditioning are, including without limitation, costs for labor and utility costs, at the time of Tenant's request for additional services plus an allowance for maintenance, which maintenance allowance shall not exceed 10% times Landlord's charges for after hours service. The term "maintenance" shall include, without limitation, the following: lubrication of supply and return dampers; greasing of supply and return dampers; greasing of supply and return fans; periodic review of pneumatic controls; replacements of filters; additional chemical usage in the cooling water treatment and cooling tower; additional maintenance on the chiller and condenser water pumps; and the scheduling and coordination of after hours HVAC between the property management and engineering staffs. Notwithstanding the foregoing, Landlord shall not charge Tenant for after hours service if on or before June 30, 1999, Tenant leases the space in the Building currently occupied by Manpower and in connection therewith, commences paying rent for the space currently occupied by Manpower.

     If at any time Tenant occupies the entire Building pursuant to the terms and conditions of a lease with Landlord, then Tenant shall have the right to change the business hours for the Building, as long as Tenant pays 100% of the charges incurred by Landlord in connection with furnishing Project services to the Building pursuant to the terms and conditions of this Paragraph 4.

     D.   Elevators. Landlord shall provide passenger elevator service in common
          ---------
with the Landlord and the other tenants, daily, during business hours, Sundays and Holidays excepted. One of the passenger elevators can be adapted for freight use upon 48 hours prior notice to Landlord by the Tenant with such use to be confined to the hours of 8:30 a.m. to 11:30 a.m. and 1:00 p.m. to 4:30 p.m. on Monday through Friday. Further, upon prior request to the Landlord by the Tenant, freight elevator service may be available on Saturdays. Freight elevator service shall at all times be subject to scheduling by the Landlord. Landlord shall provide limited passenger elevator service at all times (except in the case of an emergency) during which normal passenger elevator service is not furnished. Not less than one (1) elevator shall be available to Tenant at all times.

     E.   Electricity. All the electricity used in the Premises shall be
          -----------
supplied by Wisconsin Electric Power Company or any other electricity company serving the Project, and such electricity shall be supplied as an Operating Cost; provided, however, if Wisconsin Electric Power Company serves the Building, then Landlord agrees that the electricity used in the Premises shall be supplied by Wisconsin Electric Power Company. Landlord shall not in any way be liable to Tenant for any loss or damage or expense Tenant may sustain or incur if either the amount or quality of electric service is changed or is no longer available or suitable for Tenant's requirements. If such service shall be discontinued, such discontinuance shall not in any way affect this Lease except as otherwise set forth in Section 4.I. below. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the existing feeders to the Building or the risers or the wiring installed thereon when reviewed in conjunction with the electrical usage of the other tenants in the Project. Tenant covenants and agrees that it shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance. Landlord shall maintain the light fixtures in the Premises and install any lamps, bulbs, ballasts or starters to be used by Tenant in the Premises, all as an Operating Cost, except that any light fixtures, ballasts, starters and bulbs which are not building standard items shall be repaired or replaced by Landlord at Tenant's expense. Landlord reserves the right to stop the electrical system when necessary by reason of accident or emergency or for repairs, alterations, regular maintenance, replacements or improvements, which in the judgment of the Landlord are desirable or necessary, until said repairs, alterations, regular maintenance, replacements or improvements shall have been completed.

     F.   Water. Landlord shall furnish cold water from City of Milwaukee mains
          -----
from regular Building outlets for drinking, lavatory and toilet purposes, drawn through fixtures installed by Landlord or by Tenant with Landlord's prior written consent, and hot water for public lavatory purposes from the regular supply of the Building. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purpose as Additional Rent hereunder. Tenant shall not waste or permit the waste of water.

     G.   Janitorial Service. Tenant shall provide janitor services in the
          ------------------
Premises only at Tenant's sole responsibility, cost and expense, by contractors or employees at all times satisfactory to Landlord in its sole discretion. Tenant shall obtain Landlord's approval of the persons and/or entities providing janitorial services on behalf of Tenant unless such services are provided by employees of Tenant or Tenant's holding company. Landlord hereby approves the use by Tenant of its employees or the employees of Tenant's holding company to provide such services. Regardless of whether Tenant uses its own employees or employees of the holding company or a third party to provide janitorial services, if Tenant provides its own janitorial services, the provision of such services and the persons and/or entities providing such services shall be subject to rules and regulations reasonably imposed by Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay for any janitorial services provided in connection with the common areas of the Building as an item as Operating Costs.

     H.   Window Washing. Landlord shall furnish window washing of all exterior
          --------------
windows, weather permitting, at intervals to be determined by Landlord, but not less than two (2) times during each calendar year.

     I.   Interruption of Service. Landlord does not warrant that any service
          -----------------------
will be free from interruption caused by labor controversies, accidents, inability to obtain fuel, steam, water or supplies, governmental regulations, or other causes beyond the reasonable control of the Landlord, or repairs, alterations, replacements or improvements to such systems. No such interruption of service shall be deemed as eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease, except that if such interruption of service continues uncorrected for a period of 72 consecutive hours following notice from Tenant to Landlord of the interruption of such service, and does not result from the errors or omissions of the Tenant or a Force Majeure event, then if the interruption of service results in the complete loss to the Premises of (i) electricity or (ii) elevator service or (iii) heat or (iv) air conditioning or (v) ventilation, Landlord shall be liable to Tenant for damages limited to abatement of Rent and all other charges due under the Lease for the period in excess of 72 consecutive hours following notice from Tenant to Landlord of the interruption of such service, during which such condition continues uncorrected. If such interruption of service continues uncorrected for 72 consecutive hours following notice from Tenant to Landlord of the interruption of such service, and does not result from the errors or omissions of the Tenant or a Force Majeure event and such interruption results in the partial loss of any of the above enumerated services, then the Landlord shall be liable to Tenant for damages limited to a partial abatement of Rent for the period in excess of 72 consecutive hours following notice from Tenant to Landlord of the interruption of such service, during which the condition continues uncorrected based upon the number of square feet in the Premises affected by such interruption of service. Landlord shall use reasonable efforts not to interrupt voluntarily any service to the Premises except upon forty-eight
(48) hours advance notice to Tenant and then only in a manner which does not materially interfere with Tenant's business operations, unless Landlord must do so because of an emergency or if necessary for the proper maintenance and operation of the Building, in which event Landlord shall use reasonable efforts to minimize interference with Tenant's business operations.

     The heating, ventilating, air conditioning and electrical service furnished by Landlord pursuant to this Section 4, shall be furnished at capacities sufficient to accommodate Tenant's use of the equipment listed on Appendix F
                                                                  ----------
attached hereto; provided, however, for the Additional Space, the equipment listed on Appendix F attached hereto shall be that equipment installed pursuant
          ----------
to the plans and specifications approved by Landlord and Tenant under Appendix
                                                                      --------
D attached hereto for the Additional Space and for the Existing Space, the
-
equipment listed on Appendix F attached hereto shall be the equipment that is
                    ----------
currently located in the Existing Space.

     Tenant shall make arrangements directly with the telephone company servicing the Building for such telephone service in the Premises as may be desired by Tenant. Tenant shall pay the entire cost of all telephone charges.

  5. ALTERATIONS AND REPAIRS.

     A. Tenant shall not make any improvements or alterations in or additions, changes or installations to the Premises (collectively, "Work") without submitting plans and specifications therefor to Landlord, and obtaining Landlord's prior written consent in each instance. Landlord may withhold such consent in its sole discretion if the improvements or alterations or additions or changes or installation shall affect the structural portions of the Project or any of its mechanical, electrical or plumbing systems. Tenant shall have the right, without Landlord's consent, to make non-structural alterations, the total cost of which is less than $10,000.00 per alteration. For the purposes of the preceding sentence, the term "non-structural alterations" shall mean aesthetic changes to the Premises such as painting, carpeting, and wall covering. Tenant shall also have the right to perform internal wiring Work without first obtaining Landlord's consent to such Work; provided, however, Tenant hereby indemnifies and holds harmless Landlord and the Project from any and all loss, damages, costs, liabilities and expenses arising in connection with the internal wiring Work performed by Tenant, its employees, agents or contractors, including without limitation, damages and costs incurred by other tenants of the Project because of such Work and provided further, with respect to internal wiring Work done in the common areas of the Building. Tenant shall give Landlord prior written notice of its intention to perform said internal wiring Work. All Work shall be performed (a) at the sole cost and expense of Tenant by employees of contractors employed by Landlord, or with Landlord's written consent given prior to the letting of the contract, by contractors employed by Tenant under a written contract previously approved in writing by Landlord, and (b) on such terms and under such conditions as Landlord, in its sole discretion, shall determine as will protect the Premises, the Building and the Project from improper contractors' work and against the imposition of any lien resulting from Work; without limiting the foregoing, if Landlord consents to any Work, it shall be performed subject to the following requirements:

               (1) If the Work is to be done by Tenant's contractors, Tenant shall furnish to Landlord prior to commencement thereof, building permits and certificates of appropriate insurance and bonds satisfactory in all respects to Landlord.

               (2) Upon completion of any Work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien, each conforming to the applicable Wisconsin statutory requirements, as-built plans of any Work and receipted bills covering all labor and materials expended and used.

               (3) Any Work permitted to be undertaken by Tenant's contractors shall be performed in such a fashion and by such means as necessary to maintain peace and harmony among the other contractors serving the Project and the other tenants and so as not to cause interference with the continuance of work to be performed or services to be rendered to the Project or the other tenants.

               (4) All Work shall comply with all insurance requirements and with all applicable laws, ordinances and regulations. All Work shall be constructed in a good and workmanlike manner, and only good grades of material shall be used with a quality equal to or better than that used in the Project.

               (5) Tenant shall permit Landlord to supervise all Work within the Premises. Landlord shall charge a supervisory fee not to exceed
          (a) ten percent (10%) of the total cost of the Work, including, without limitation, all labor and material costs, if Landlord's employees or contractors perform the Work, and (b) five percent (5%) of the total cost of the Work, including, without limitation, all labor and material costs, if Tenant's employees or contractors perform the Work and if Tenant was required to obtain Landlord's consent to the Work pursuant to this Section 5. Notwithstanding the foregoing, Tenant shall not be required to pay the 5% supervisory fee for internal wiring Work performed by Tenant, its employees or contractors.

          B. If Tenant desires telegraphic, telephonic, burglar alarm, computer installations or signal service (all of which shall be at Tenant's sole cost and expense), Landlord shall, upon request, direct where and how all connections and wiring for such service shall be introduced and run. In the absence of any such directions, Tenant shall make no borings, cutting or install any wires or cable in or about the Premises. Landlord shall use its best efforts not to impose conditions or requirements on Tenant with respect to this Section 5.B. that unreasonably interfere with Tenant's business operations.

          C. Tenant hereby protects, defends and indemnifies Landlord, its agents (including, without limitation, the Rental Agent) and employees, the Premises, the Building and the Project from and against any and all liabilities of every kind and description which may arise out of or be connected in any way with any Work, performed by Tenant and whether performed in compliance with this
Section 5.

          D. Any mechanic's lien filed against the Premises or the Project or any notice which is received by either Landlord or Tenant or filed for work or materials furnished or claimed to be furnished and deriving from Work or for materials or work claimed to have been furnished to Tenant or the Premises shall be released and discharged of record by Tenant, in either case, within twenty
(20) days after such filing or receipt, whichever is applicable, at Tenant's expense. If Tenant chooses to contest such claim or notice or lien, Tenant may do so in place of causing the release and discharge thereof, provided that within said twenty (20) day period (i) Tenant provides Landlord with a title indemnity or bond or other adequate security covering any possible lien or claim that may arise from the failure to release and discharge such claim, notice or lien; (ii) Tenant contests such claim, notice or lien in good faith by appropriate proceedings that operate to stay enforcement thereof; and (iii) Tenant promptly pays and discharges any final adverse judgment entered in any such proceeding. If Tenant has not caused the release or discharge or begun appropriate proceedings to contest such claim, notice or lien, within said twenty (20) days, Landlord may, but shall not be obligated to, pay the amount necessary to remove the same without being responsible for making an investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, shall be deemed Additional Rent hereunder, payable upon demand. Tenant has no power or authority to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Premises or the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only.

          E. Except for ordinary wear and as otherwise provided in this Lease, Tenant shall, at all times during the Term hereof, at its sole expense, keep all Tenant's movable and removable fixtures located in or appurtenant to the Premises in good order, repair and condition, and Tenant shall promptly arrange with the Landlord to have Landlord (or Landlord's agent) make repairs of all other damages to the Premises and the replacement or repair of all damages or broken glass (including signs thereon), fixtures and appurtenants (including hardware and heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord. Landlord may, but shall not be required to do so, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, as Landlord shall desire or deem necessary for the safety, protection, preservation or improvement of the Project, or as Landlord may be required to do by any governmental department or agency, or by the order or decree of any court or by any proper authority. The cost of all repairs made by Landlord to the Project which are made necessary as a result of misuse or neglect by Tenant or Tenant's employees, invitees, servants, contractors or agents shall be immediately paid as Additional Rent by Tenant or to Landlord upon being billed for same. The cost of all other repairs and replacements (except those caused by Tenant's misuse or negligence and those relating to Tenant's movable and removable fixtures) shall be paid for by the Landlord and deemed an item of Operating Costs.

          F. Landlord shall maintain, replace and repair the exterior structural portions of the Premises, to-wit: foundation, bearing walls and roof. Landlord shall maintain, replace and repair all walls, plate glass, floors and ceilings, wiring (except for Tenant's telephone and data wiring), pipes and equipment within the walls, floors and ceilings, and all equipment including without limitation, heating, air conditioning, ventilating, electrical and plumbing equipment and elevator machinery. Landlord shall maintain the Project in as good a condition and repair as the Project was in on the Commencement Date of this lease. Landlord shall manage and operate the Project in a manner consistent with the management and operation of the Project as of the Commencement Date of this Lease. Landlord shall maintain, repair and replace all common areas in the Building and the Project in as good a condition and repair and in as clean and orderly an appearance as existed on the Commencement Date of this Lease. Costs and expenses incurred by Landlord in connection with its maintenance, repair and replacement obligations shall be included as an item of Operating Costs. To the best of Landlord's knowledge and belief, the Project is in good repair and all Project systems are in operating condition as of the Commencement Date.

     6. USES OF PREMISES. The Premises shall be occupied and used by Tenant only for general office purposes, and for no other purpose. Without limiting the generality of the foregoing, no use shall be made of the Premises nor acts done which will increase the existing rate of insurance upon the Project or cause a cancellation of any insurance policy covering the Project or any part thereof or require additional insurance coverage. Tenant shall not permit to be kept, used or sold in or about the Premises any article which may be prohibited by Landlord's insurance policies.

     7. BUILDING RULES AND GOVERNMENTAL REGULATIONS. Tenant shall abide by all applicable laws or governmental regulations concerning its use of the Premises. Tenant shall not be required to make any alterations or improvements to the Project unless related to a change in the conduct of Tenant's specific business on the Premises, to make the Project comply with any governmental law, rule, regulation, order or ordinances. Tenant shall also abide by all uniform reasonable rules and regulations adopted or to be adopted from time to time by Landlord pertaining to the operation and management of the Project. Except in the event of an emergency, Landlord shall give Tenant thirty (30) days prior written notice of the adoption of any rule or regulation. If any rules and regulations are contrary to the terms of the Lease, the terms of this Lease shall prevail. The present rules are contained in Appendix C. The violation of the Project rules or the laws or regulations governing Tenant's use of the Premises shall be subject to a default under Section 11(A)(2) of this Lease. Landlord shall not be responsible to Tenant for violation of rules or regulations or terms of this Lease or any other Lease in the Project by another tenant, nor shall failure to obey the same by others or lack of enforcement by Landlord relieve Tenant from its obligations to comply therewith. Landlord shall use its reasonable efforts to enforce all rules and regulations in a non-discriminatory manner.

     8.   CLAIMS; INSURANCE LIABILITY.

          A. To the extent permitted by law, Tenant waives all claims it may have against Landlord, its officers, directors, servants, agents or employees for damage to person or property sustained by Tenant or by any occupant of the Premises or the Project, or any other person, occurring in or about the Premises or the Project, resulting from the Premises or the Project or any part of said Premises or Project becoming out of repair or resulting from any existing or future condition, defect, matter or thing in the Premises, the Project or any part of it, or from equipment or appurtenances therein, or from the action of the elements, or any accident within or adjacent to the Premises or Project or resulting directly or indirectly from any act or omission of Landlord or any occupant of the Premises or Project or any other person while on the Premises or the Project. If any such damage to the Premises or the Project or any equipment or appurtenances therein, or to tenants thereof, or their agents, employees, contractors or invitees, results from any act, omission or negligence of Tenant, its agents, employees, servants, contractors or invitees, Landlord may, at Landlord's option, repair such damage and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs and damages. All property on the Project or in the Premises belonging to the Tenant, its agents, employees, servants, contractors or invitees or to any occupant of the Premises shall be there at the risk of the Tenant or such other person only and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. Notwithstanding anything contained in this Section 8 to the contrary, no agreement of Tenant in this Section 8 shall be deemed to exempt Landlord from liability for injury to person or damage to property caused by or resulting from the negligence of Landlord, its agents or employees in the operation or maintenance of the Premises or the Project or resulting from Landlord's default under this Lease.

          B. Landlord and Tenant agree to have all property insurance policies which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Project or the Premises or to the contents thereof, which loss or damage is covered by valid and collectible special form property coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, its policies of special form property coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary to prevent the invalidation of said insurance coverage by reason of said waiver.

          C. At all times during the Term of this Lease, Tenant shall at its sole cost and expense maintain in full force and effect insurance protecting Tenant and Landlord and their respective agents and employees, and any other parties designated by Landlord from time to time, with terms, coverages and in companies at all times reasonably satisfactory to Landlord and with such increases in limits as Landlord may, from time to time, reasonably request. Initially, such coverage shall be in the following amounts:

             (1) Comprehensive or Commercial General Liability Insurance, including Contractual Liability insuring the indemnification provisions contained in this Lease, with limits of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for Bodily Injury, Death and Property Damage, and umbrella coverage of not less than $5,000,000. The Comprehensive or Commercial General Liability policy shall include the Landlord as an additional insured, with a severability of interest endorsement.

             (2) Insurance against (a) "All Risks" of physical loss covering the tenant improvements (if any) described in Item 12 of the Schedule, the Work, movable fixtures, office equipment, furniture, trade fixtures, merchandise and all other items of Tenant's property on the Premises, and (b) loss of use of the Premises. Landlord shall maintain in full force and effect insurance in amounts, with companies and of a type maintained by institutional landlords of buildings of similar age and quality to the Building in the Brown Deer, Wisconsin area. The amount of the deductible under such insurance policies shall be the amount which is customary under insurance policies maintained by institutional landlords of buildings of similar age and quality to the Building in the Brown Deer, Wisconsin, area (currently estimated to be ($20,000.00). Tenant understands and agrees that in lieu of insurance, Landlord may provide self-insurance with respect to the Building, insuring itself against casualties similar to those insured against by institutional landlords of buildings of similar age and quality to the Building in the Brown Deer, Wisconsin area; provided, however, if Landlord elects to self-insure, for all purposes of this Lease, Landlord will be deemed to have in effect insurance policies of the type and in amounts and with deductible amounts maintained by institutional landlords of buildings of similar age and quality to the Building in the Brown Deer, Wisconsin area. In the event of damage to the Building, Landlord shall not be required to make any claims under Landlord's insurance policy. If Landlord chooses not to make a claim under its insurance policy with respect to such damage, however, Landlord shall not include as an Operating Cost, the amount Landlord would have recovered had Landlord made such claim, to the extent that the loss or damage would have been recoverable under said insurance policies.

          D. Tenant hereby agrees to prior to the commencement of the Term hereof and prior to the expiration of any policy, furnish Landlord certificates evidencing that all required insurance is in force and providing that such insurance may not be canceled or changed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days' prior written notice shall be provided).

          E. Tenant hereby indemnifies, defends and holds harmless Landlord and its officers, directors, servants, agents and employees against any claims or liability for damage to person or property (or for loss or misappropriation of property) occurring in the Premises or the Project, arising from any breach or default on the part of Tenant during the Term of this Lease or from any act or omission of Tenant or of any employee, agent, servant, invitee or contractor of Tenant, and from any costs relating thereto (including, without limitation, attorneys' fees).

          F. Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its officers, directors, servants, agents and employees against any claims or liability for damage to person or property (or for loss or misappropriation of property) occurring in any part of the Project other than the Premises, arising from any breach or default on the part of the Landlord during the term of this Lease or from any act or omission of Landlord or of any employee, agent, servant, invitee or contractor of Landlord, and from any costs relating thereto (including without limitation, attorneys' fees).

     9.   FIRE AND OTHER CASUALTY.

          A. In the event that (i) the Premises are made substantially untenantable by fire or other casualty, including damage or casualties of war, and Landlord shall decide not to restore or repair the same, or (ii) the Building is so damaged by fire or other casualty that Landlord shall decide to demolish or not rebuild the same, then, in either of such events, either Landlord or Tenant shall have the right to terminate this Lease by notice to the other within ninety (90) days after the date of such fire or casualty.

          B. If the Premises or the Building are made untenantable by fire or other casualty, and this Lease is not terminated pursuant to Section 9A above, Landlord shall, to the extent permitted by any mortgages or Ground Leases with respect to the Premises and the Project, immediately take such action as is necessary to make applicable insurance proceeds available and to use the same to reconstruct, repair and restore the Building and the Premises, subject to zoning laws and building codes then in effect, and including only Building Standard Tenant Improvements (as provided in Exhibit A of Appendix D) or, if any portion of the Premises has been leased on an "as is" basis, including only improvements similar to those located in such portion of the Premises on the Commencement Date or the date on which such portion was added to the Premises, if later than the Commencement Date (herein, the improvements Landlord is required to make are called the "Required Improvements"), and at Landlord's option Tenant may be permitted or required to devote the proceeds of its insurance described in
Section 8C(2)(a) to cause restoration of tenant improvements over and above the Required Improvements, and pay for the same to Landlord or through Landlord as if newly done pursuant to Section 5 of this Lease. In the event a fire or other casualty occurs and both Landlord and Tenant are insured, it is agreed that the coverage of the Landlord shall be primary and that Landlord's recovery in no event shall be reduced by any insurance recovery to Tenant.

          C. Notwithstanding anything in this Section 9 to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness and in no event later than 30 days following the fire or other casualty, cause a registered architect selected by Landlord and licensed to do business in Wisconsin to estimate the amount of time required to substantially complete repair and substantially complete restoration of the Premises and make the Premises tenantable again, using standard working methods. If the estimate indicates that the Premises cannot be made tenantable within six (6) months from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving to the other notice of such election within ten (10) days after its receipt of the architect's certificate. If the estimate of the registered architect indicates that the Premises can be made tenantable within six (6) months from the date the repair and restoration is started, or if neither party terminates this Lease pursuant to this Section 9C, Landlord shall proceed with reasonable promptness to repair and restore the Premises, provided that if the estimate of the registered architect indicates that the Premises can be made tenantable within six (6) month from the date repair and restoration is started, and if Landlord does not repair and restore the Premises within said six (6) month period, which six (6) month period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease upon fifteen
(15) days prior written notice to Landlord. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process, (ii) any delays caused by Tenant, and (iii) any delays caused by events beyond Landlord's reasonable control.

          D. In the event that this Lease is terminated pursuant to Section 9A or Section 9C above, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty. In the event that such fire or casualty renders all or any portion of the Premises untenantable and this Lease is not terminated pursuant to Section 9A or Section 9C, then subject to the last sentence of this Section 9D, the Rent provided for in this Lease shall abate on a per diem basis during the period of repair and restoration until the Premises are tenantable again, and the abatement shall be in an amount bearing the same ratio to the total amount of Rent due for such period as the untenantable portion of the Premises from time to time bears to the entire Premises. Any provision hereof notwithstanding, Tenant's Rent shall not abate if its negligence was the cause of the fire or other casualty; and whether or not the Lease is terminated, Tenant's recovery shall be limited to the amount necessary to cause restoration of the tenant improvements as described in this Section 9.

     10. RIGHTS RESERVED TO THE LANDLORD. Landlord reserves the following rights, exercisable without notice to Tenant except as otherwise expressly provided herein, and without liability to Tenant for damage or injury to property, person or business (all such claims being hereby released, except to the extent that they are caused by Landlord's negligence), and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for offsets, or abatements of Rent or affecting any of Tenant's obligations under this Lease. Specification of the rights reserved to Landlord herein shall not exclude any right accruing to Landlord by operation of law or reserved specifically or by inference from any provision contained in this
Lease:

          A.   Name:  To change the Project's name or street address.
               ----

          B.   Signs: To install, affix and maintain any and all signs on the
               -----
exterior and interior of the Building. No signs visible from the exterior of the Building or from within its lobbies or common corridors shall be permitted to be installed in the Premises by Tenant without Landlord's approval of the sign and the location thereof, which may be withheld in Landlord's sole discretion. Landlord reserves the right to remove at Tenant's expense any such sign not so approved by Landlord.

          C.   Windows:  To designate and approve, prior to installation, all
               -------
types of windows shades, blinds, drapes, awnings, window ventilators and other similar equipment and to control all the internal lighting that may be visible from exterior of any Building.

          D.   Service Contracts:  To designate all sources furnishing sign
               -----------------
painting and lettering, ice and drinking water, towels, toilet supplies, shoe shining or other services on the Premises, provided that the rates for such services as are designated by Landlord are reasonably competitive with rates charged therefor in the Milwaukee metropolitan area.

     E.   Keys: To retain at all times and to use passkeys to the Premises and
          ----
keys to all locks within and into the Premises. No locks or bolts shall be altered, changed or added without the prior written consent of Landlord.

     F.   Access for Repairs, etc.: To have access to the Premises to perform
          ------------------------
its duties and obligations under this Lease and to inspect the Premises, make repairs, alteration, additions or improvements, whether structural or otherwise, in and about the Premises, the Project or any part thereof as set forth in various Sections of this Lease including, without limitation, Section 5 and
Section 10(N). Except in the event of an emergency, Landlord shall access the Premises only upon the prior consent of Tenant; provided, however, in the event Tenant does not consent to Landlord's entering the Premises for the purposes of making any repair, alteration, additions or improvements required to be made, whether structural or otherwise, or to perform Landlord's maintenance, repair and replacement obligations under this Lease, Landlord shall have no liability to Tenant with respect to any damage caused because of Landlord's inability to gain access to the Premises and Tenant shall be liable for any loss or damage to the Project caused because Landlord was not permitted access to the Premises.

     G.   Occupancy: To decorate, remodel, repair, alter or otherwise prepare
          ---------
the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises. Such acts of Landlord shall not relieve Tenant of its obligation to pay Rent to the Termination Date.

     H.   Rights to Conduct Businesses:  To grant to anyone the exclusive right
          ----------------------------
to conduct any business or render any service in the Project provided such exclusive right shall not operate to exclude Tenant from the use permitted by this Lease.

     I.   Heavy Equipment:  To approve the weight, size or location of safes and
          ---------------
other heavy equipment and articles in and about the Premises and the Project and to require all such items and furniture to be moved into and out of the Building or anywhere else in the Project and the Premises only at such times and in such manner as Landlord shall direct in writing. Movement of Tenant's property into or out of the Project and within the Project is entirely at the risk and responsibility of Tenant.

     J.   Show Premises:  To show the Premises to prospective tenants or brokers
          -------------
during the last year of the Term of this Lease or the last year of any extension thereof or to show the Premises to prospective purchasers at all reasonable times, provided prior notice is given to Tenant in each case and Tenant's use and occupancy of the Premises shall not materially be inconvenienced by any such action of Landlord.

     K.   Close Project:  To close or restrict access to the Project during such
          -------------
hours as Landlord shall from time to time reasonably determine, and on Holidays subject, however, to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Project identify themselves to a security guard by registration or otherwise and that said persons establish their right to enter or leave the Project.

     L.   [Reserved]

     M.   Use of Lock Box by Landlord:  Landlord may from time to time elect to
          ---------------------------
designate a lock box collection agent (independent agent, bank or other financial institution) to act as Landlord's agent for the collection of amounts due Landlord. In such event the date of payment of Rent or other sums paid Landlord through such agent shall be the date of agent's receipt of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for purposes of this Lease, no such payment or collection shall be deemed "accepted" by Landlord if Landlord issues a check payable to the order of the Tenant in the amount sent to the lock box and if Landlord mails the check to the Tenant addressed to the place designated in this Lease for notice to Tenant within twenty-one (21) days after the amount sent by the Tenant is received by the lock box collection agent or if the Landlord returns a dishonored instrument within twenty-one (21) days of its dishonor. Return of any such sum to Tenant by so sending such a check of the Landlord or by so sending a dishonored instrument to the Tenant within the appropriate twenty-one (21) day period shall be deemed to be rejection of Tenant's tender of such payment for all purposes as of the date of Landlord's lock box collection agent's receipt of such payment (or collection). The return of Tenant's payment in the manner described in this
Section 10(M) shall be deemed not to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease nor a waiver of any of Landlord's rights or remedies granted in this Lease. The possession of Tenant's funds or negotiation of Tenant's negotiable instrument by Landlord's agent or Landlord during the applicable twenty-one (21) day period shall be deemed not to be a waiver of any defaults of Tenant or any rights of Landlord theretofore accrued nor shall any such possession or negotiation be considered an acceptance of Tenant's tender.

     N.   Repairs and Alterations:  At any time Landlord may decorate, make
          -----------------------
alterations, additions or improvements structural or otherwise, in or to the Project or any part thereof, including the Premises, and perform any acts required or permitted hereunder or related to the safety, protection, preservation or improvement of the Project or the Premises, and during such operations Landlord shall have the right to take into and through the Premises or any part of the Project all material and equipment required and to close and temporarily suspend operation of entrances, doors, corridors, elevators and other facilities, and to have access to and open all ceilings, without liability to Tenant by reason of interference, inconvenience, annoyance or loss of business; provided, however, that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably possible under the circumstances. Landlord shall do any such work during ordinary business hours, and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request. Landlord may do or permit any work to be done upon or along, and any use of, any adjacent or nearby building, land, street, alley or way. Landlord shall use reasonable efforts not to make voluntarily alterations, additions or improvements to the Premises except upon forty-eight (48) hours advance notice to Tenant and then only in a manner which does not materially interfere with Tenant's business operations, unless Landlord must do so because of an emergency or if necessary for the proper maintenance and operation of the Building, in which event Landlord shall use reasonable efforts to minimize interference with Tenant's business operations.

     O.   Other Rights:  All other rights reserved by the Landlord pursuant to
          ------------
the provisions of this Lease.

11.  DEFAULT AND LANDLORD'S REMEDIES.

     A.   Defaults. The occurrence of any of the following shall constitute a
          --------
default hereunder:

          (1) If Tenant defaults in the payment of Rent (whether Base Rent, Operating Cost Share Rent, Tax Share Rent, or Additional Rent), or any other sum required to be paid by this Lease; provided, however, that Landlord shall not be entitled to exercise its remedies set forth herein or at law or in equity with respect to such default, unless such default is not remedied within five (5) days after written notice thereof by Landlord to Tenant;

          (2) If Tenant defaults in the prompt and full performance or observance of any term, covenant, agreement or provision of this Lease (except those specified in Subsections (1), (3), (4), (5), (6), (7), (8) and (9) of this Section 11A); provided, however, that Landlord shall not be entitled to exercise its remedies set forth herein or at law or in equity with respect to such default, (i) if such default is remedied within thirty
     (30) days after written notice thereof by the Landlord, or (ii) with respect to a default which cannot reasonably be cured within thirty (30) days, if Tenant immediately commences to cure and diligently proceeds to complete the cure of such default within a reasonable time period which shall in no event extend beyond ninety (90) days after Tenant receives written notice of such default;

          (3)  If Tenant abandons the Premises during the term hereof;

          (4) If the leasehold interest of Tenant is levied upon under execution or is attached under process of law, which levy or attachment continues for a period of thirty (30) days;

          (5) If Tenant becomes insolvent or bankrupt or shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors;

          (6) If Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

          (7) If Tenant shall take any corporate or other action to authorize any of the actions set forth above in Subsections (5) and (6) of this
     Section 11A;

          (8) If any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of thirty (30) days; or

          (9) If Tenant does any act or any other circumstance occurs in violation of the provisions of Sections 14.G. and 16.

     B.   Landlord's Remedies.
          -------------------

          (1) Upon the occurrence of any one or more defaults by Tenant, Landlord may elect, by written notice to Tenant, to terminate this Lease and Tenant's right to the Premises as of the date set forth in the notice or, without terminating this Lease, to terminate Tenant's right to possession of the Premises as of the date set forth in the notice. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises with process of law in the event of any such termination of this Lease or of Tenant's right to possession, and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove any and all property therefrom and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by law or in equity. Except as otherwise provided in this Section 11, Tenant expressly waives the service of any notice of intention to terminate this Lease or to reenter the Premises and waives the service of any demand for payment of Rent or possession and waives the service of any other notice or demand prescribed by any statute or other law.

     (2) If Tenant voluntarily abandons the Premises or otherwise entitles Landlord to elect to terminate Tenant's right to possession only without terminating the Lease, and Landlord does so elect, Landlord may at Landlord's option enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as set forth in Subsection B(1) of this Section 11, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term, and, at Landlord's option, the present value of the aggregate amount of the Base Rent, Operating Cost Share Rent, and Tax Share Rent (based upon the amount thereof for the calendar month immediately preceding the month in which the default has occurred) for the period from the date stated in the written notice terminating possession to the stated end of the Term (such present value to be computed on the basis of a per annum discount rate equal to one (1) percentage point below the Corporate Base Rate at the time of the default) shall be immediately due and payable by Tenant to Landlord, together with any other monies due hereunder, and Landlord shall have right to immediate recovery of all such amounts. In addition, Landlord shall have the right from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent not theretofore accelerated and paid pursuant to the foregoing sentence and any other sums thereafter accruing as they become due under this Lease during the period from the date stated in the notice terminating possession to the stated end of the Term. Upon and after entry into possession without termination of the Lease, subject to Landlord's right first to rent other vacant areas in the Building, Landlord may relet the Premises or any part thereof to any person, firm or corporation other than Tenant for such Rent, for such time (which may be a period extending beyond the stated Term of this Lease) and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions by Tenant relating to such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed necessary or desirable by Landlord, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof, together with Landlord's expenses of reletting. Any proceeds from the reletting of the Premises by Landlord shall be collected by Landlord and shall first be applied against the cost and expenses of reentry and of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecoration, repair, and other reasonably necessary costs and expenses incurred to secure a new tenant for the Premises, and second to the payment of Rent herein provided to be paid by the Tenant. If the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises, is not sufficient to pay any accelerated amounts of Rent due and owing and to pay monthly the full amount of the Rent reserved in this Lease and not theretofore accelerated, Tenant shall pay to Landlord the accelerated amounts upon demand, and the amount of each monthly deficiency as it becomes due. If the consideration collected by Landlord upon any such reletting for Tenant's account after payment of the expenses of reletting the Premises is greater than the amount necessary to pay accelerated amounts of Rent due and owing and to pay the full amount of the Rent reserved in this Lease and not theretofore accelerated, the full amount of such excess shall be retained by Landlord and in no event shall be payable to Tenant. No such reentry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder. Notwithstanding anything to the contrary contained in this Section 11.B.(2), Landlord will mitigate its damages as may be required by law.

     (3) If Landlord shall decide to terminate this Lease, Landlord shall be entitled to recover from Tenant all of the amounts of Rent accrued and unpaid for the period up to and including the date of the termination, as well as all other additional sums for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may then be owing and unpaid, and all costs and expenses including without limitation, court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord, at its sole option, shall be entitled to recover from Tenant, in lieu of any amounts due under Section 11B(2) hereof, and Tenant shall pay to Landlord, on demand, as final and liquidated damages (and not as a penalty), a sum equal to the amount of Landlord's reasonable estimate of the aggregate amount of Base Rent, Operating Cost Share Rent, Tax Share Rent, and Additional Rent that would be payable for the period from the date of such termination through the Termination Date, reduced by the then reasonable rental value of the Premises for the same period, both discounted to present value at the rate per annum equal to one (1) percentage point below the Corporate Base Rate at the time of the default. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for such period, or any part thereof, the amount of Rent payable upon such reletting shall be deemed to be the reasonable rental value for the part or the whole of the Premises relet during the term of the reletting.

     (4) Landlord may but shall not be obligated to cure any default by Tenant hereunder, but, if Landlord so elects, all costs and expenses paid by Landlord in curing such default and legal fees in connection therewith shall be Additional Rent due on the next Rent date.

     (5) Notwithstanding anything in the Lease to the contrary, any and all remedies set forth in this Lease (i) shall be in addition to any and all other remedies Landlord may have at law or in equity and (ii) shall be cumulative.
The waiver by Landlord of any breach of any term, covenant or condition herein contained shall only be effective if it is in writing and shall not be deemed to be a waiver of a continuing or subsequent breach of the same, or of any other term, covenant or condition herein contained. The acceptance of Rent or any other amounts due hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease, and if the same shall be accepted after the termination of this Lease, by lapse of time or otherwise, or of the Tenant's right of possession hereunder, or after the giving of any notice, such acceptance shall not reinstate, continue or extend the Term of this Lease or affect any notice given to Tenant prior to the receipt of such amounts, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent and other sums due, and the payment of the same shall not waive or affect said notice, suit or judgment.

     (6) Notwithstanding any provision in this Lease prohibiting Landlord from exercising its rights hereunder or at law or in equity if Tenant cures a default within a specified period of time, if Tenant shall default (i) in the timely payment of Rent (whether any or all of Base Rent, Operating Cost Share Rent, Tax Share Rent, or Additional Rent) three or more times in any period of 12 consecutive months, or (ii) in the performance of any material particular term, condition or covenant of this Lease three or more times in any period of six consecutive months, then, notwithstanding that such defaults shall have each been cured within any applicable cure period after notice, if any, as provided in this Lease, any further similar default (including, without limitation, with respect to non-payment of Rent, the further non-payment of any kind of Rent payable under this Lease) shall not be curable by Tenant and Landlord shall have the right to exercise all of the remedies provided in this Lease (including, without limitation, any and all remedies at law and in equity) immediately after the occurrence of such similar default.

     (7) If the term of any lease, other than this Lease, made by the Tenant for any demised premises in the Building shall be terminated or terminable after the making of this Lease because of any default by the Tenant under such other lease, such fact shall empower the Landlord, at Landlord's sole option, to terminate this Lease by written notice to the Tenant.

     (8) In the event that Tenant shall file for protection under the Bankruptcy Code now or hereinafter in effect, or a trustee in bankruptcy shall be appointed for Tenant, Landlord and Tenant agree to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one shall have been appointed, assume or reject this Lease within sixty (60) days thereafter.

     12. HOLDOVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall become a tenant from month-to-month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy and any such holdover shall not constitute an extension of this Lease; provided, however, that during such holding over, Tenant shall pay Base Rent, Operating Cost Share Rent, and Tax Share Rent at (a) one and one-half times the rate payable for the fiscal year, or portion thereof, immediately preceding said holding over, computed on a monthly basis for the time Tenant thus remains in possession for the first two months that Tenant holds over and
(b) Tenant shall pay Base Rent, Operating Cost Share Rent and Tax Share Rent at double the rate payable for the fiscal year, or portion thereof, immediately preceding said holding over, computed on a monthly basis for the time Tenant thus remains in possession thereafter, and, in addition, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's holding over. Alternatively, if Tenant retains possession of the Premises or any part thereof for more than 60 days after the termination of the Term or any extension thereof, by lapse of time or otherwise, at the election of Landlord expressed in a written notice to Tenant and not otherwise, such retention of possession shall constitute a renewal of this Lease for one (1) year; provided, however, for the period commencing on the 61st day following the termination of the Term or any extension thereof, that Tenant shall pay Base Rent in an amount equal to the greater of 150% of the rate payable for the immediately preceding fiscal year, or portion thereof or 125% of the then current market rate as determined by Landlord, and Tenant shall continue to make all other payments required under this Lease, including, without limitation, Operating Cost Share Rent and Tax Share Rent. Neither the acceptance of Rent by the Landlord after termination, nor the provisions of this Section: (i) shall be construed as, or operate as, a renewal or as a waiver of Landlord's right of re-entry or right to regain possession by actions at law or in equity or by any other right or remedy hereunder, or (ii) shall be construed as, or operate as, a waiver of any other right or remedy of Landlord.

     13.  SUBORDINATION TO MORTGAGES AND GROUND LEASES.

          A.  Subordination. This Lease shall be subordinated to any and all
              -------------
Ground Leases now or hereafter in force with respect to the Project at the election of the ground lessor under any such Ground Lease. This Lease shall be subject to all of the terms and conditions of such Ground Leases, which are hereby incorporated in this Lease by this reference, and in the event of any conflict between the terms hereof and the terms of any such Ground Leases, the terms of such Ground Leases shall control. This Lease shall be subordinated to the lien of any and all mortgages now or hereafter in force against (a) the Project and (b) any and all Ground Leases with respect to the Project, at the election of the mortgagee under any such mortgage. Landlord hereby represents that as of the date hereof there are no Ground Leases with respect to the Project.

     The respective rights to so subordinate this Lease at the election of any such ground lessor or mortgagee shall continue during any amendment, renewal, modification, consolidation, replacement or extension of each such Ground Lease or mortgage, and shall apply to any and all advances made or hereafter made on the security of each such mortgage.

     Subordination shall be effective at election of any such ground lessor or mortgagee. Election shall not be dependent on receipt of notice by Tenant of the election to subordinate. Without limiting the foregoing, notice of the election to subordinate may be given as provided for notices pursuant to this Lease.

     Any subordination at the election of any such ground lessor or mortgagee shall be self operating. Nevertheless, Tenant or its successors in interest upon request of Landlord shall promptly execute and deliver (within ten (10) days after a request therefor) at any time and from time to time upon the request of Landlord, such instruments as are reasonably necessary or appropriate in Landlord's judgment to evidence such subordination. Tenant shall not be required to subordinate its interest in the Lease to the interest of any ground lessor or mortgagee unless said ground lessor or mortgagee, as the case may be, shall agree with Tenant in writing that as long as Tenant is not in default under the terms and conditions of this Lease, Tenant shall not be disturbed in its use and occupancy of the Premises as a result of the subordination referred to in this Paragraph 13.A.

          B.  Termination of Ground Lease or Foreclosure of Mortgage. Should any
              ------------------------------------------------------
mortgage on the Project or on any Ground Lease be foreclosed or if any Ground Lease be terminated and this Lease be continued:

              (1) The liability of the mortgagee, ground lessor or purchaser at such foreclosure sale shall exist only during the time such mortgagee, ground lessor or purchaser is the owner of the Project.

               (2) Tenant shall attorn, as Tenant under this Lease, without any deductions or setoffs whatsoever to the purchaser at the foreclosure sale (or the mortgagee if the mortgagee becomes owner of the fee estate or lessor under any Ground Lease) or, if any Ground Lease be terminated for any reason, Tenant shall be deemed to have attorned as Tenant under this Lease to the ground lessor under the Ground Lease, and this Lease shall continue in full force and effect as a direct lease between and binding upon Tenant and such mortgagee or ground lessor, as the case may be. Likewise, Tenant will attorn to a leasehold mortgagee in the event a leasehold mortgagee should ever become the owner of the leasehold estate covered by its mortgage or should become the owner of any new lease in replacement or substitution of such leasehold estate. Tenant agrees to promptly execute and deliver (within ten (10) days after a request therefor) at any time and from time to time upon the request of Landlord, or of any ground lessor under any such Ground Lease, or of any holder of any such mortgage or leasehold mortgage, or of any such purchaser, any instrument which, in the sole judgment of such requesting party, may be necessary or appropriate in any such foreclosure or termination proceeding or otherwise in evidence such attornment. Tenant shall not be required to attorn to any ground lessor or mortgagee, unless any such ground lessor or mortgagee, as the case may be, agrees with Tenant in writing that as long as Tenant is not in default under the terms and conditions of this Lease, Tenant shall not be disturbed in its use and occupancy of the Premises as a result of the foreclosure and/or attornment referred to in this Paragraph 13.B.

          C. Security Deposit. The mortgagee under a mortgage and the lessor
             ----------------
under any Ground Lease shall have no responsibility for the return of the security deposit, if any, except to the extent the security deposit is held by such mortgagee or ground lessor.

          D. Notice and Right to Cure. Landlord hereby notifies Tenant that the
             ------------------------
Project is subject to the mortgages set forth on Appendix E attached hereto (Mortgages Currently Affecting the Project), and Landlord agrees promptly to notify Tenant of the placing of any additional Ground Leases or mortgages against the real property or leasehold estate of which the Premises form a part.

          Tenant agrees to give the mortgagees shown on Exhibit E and any other mortgagee or lessor of any Ground Lease, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagee or lessor under any Ground Lease. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such mortgagee or lessor under any Ground Lease shall be permitted to cure the default within the time periods or extensions thereof provided to Tenant for the curing of defaults under this Lease (including but not limited to commencement of foreclosure or lease forfeiture proceedings, if necessary to effect such cure).

     14.  ASSIGNMENT AND SUBLETTING BY TENANT.

          A. Tenant shall not, without the prior written consent of Landlord in each instance, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law,
(iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this Lease or by anyone other than the Tenant and Tenant's employees. In no event shall this Lease or any interest herein be assigned or assignable by voluntary or involuntary bankruptcy proceedings or by operation of law or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises without Landlord's prior written consent (a) to any parent, subsidiary or affiliate of Tenant if Tenant gives Landlord thirty (30) days' prior written notice of the proposed assignment or sublet and if Landlord receives within such thirty (30) day period, evidence reasonably satisfactory to Landlord of the financial capability of said parent, subsidiary or affiliate, or (b) in connection with a reorganization, merger, consolidation or sale by Tenant of all or substantially all of its assets, if Tenant gives Landlord thirty (30) days' prior written notice of said reorganization, merger, consolidation or sale and if Landlord receives evidence satisfactory to Landlord that the net worth of the proposed transferee or surviving entity, as the case may be, is not less than Tenant's net worth. Any parent, subsidiary or affiliate or other transferee or surviving entity shall continue to use the Premises in a manner consistent with Tenant's use of the Premises. Tenant's assignment or sublet to a parent, subsidiary or affiliate or in connection with the sale, reorganization, merger or consolidation shall not operate to release Tenant from any of its liabilities or obligations under this Lease. Tenant's right to assign this Lease or sublet the Premises to a parent, subsidiary, or affiliate or in connection with a sale, reorganization, merger or consolidation does not relieve Tenant of any other obligations or deny Landlord any other of its rights under this Section 14, unless specifically provided otherwise in this Section 14.

          Tenant agrees that Landlord shall have the right to grant or withhold its consent in its sole discretion to an assignment of this Lease or sublet of the Premises by Tenant to any other tenant or proposed tenant of the Brown Deer Business Park unless Landlord has no other space for rent in the Brown Deer Business Park.

          B. Consent by Landlord to any assignment, subletting, use, occupancy, transfer or encumbrance shall not operate to relieve Tenant from any covenant, liability or obligation hereunder (whether past, present or future), including, without limitation, the obligation to pay Rent, except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent, or be deemed to be a consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord's costs, charges and expenses, including without limitation, reasonable attorney's fees, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

          C. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty
(60) days after the date of Tenant's notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event (except in those instances where Page 15, Insert 3 applies). Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to terminate this Lease with respect to the space described in Tenant's notice as of the date stated in Tenant's notice for the commencement of the proposed assignment or sublease. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord deems necessary to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. If Tenant's notice covers all of the Premises and if Landlord exercises its right to terminate this Lease as to such space, then the Term of this Lease shall expire and end on the commencement date stated in Tenant's notice as fully and completely as if that date had been the Termination Date. If, however, Tenant's notice covers less than all of the Premises, and if Landlord exercises its right to terminate this Lease with respect to such space described in Tenant's notice, then as of the commencement date stated in Tenant's notice, the Rent reserved herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended, shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant's notice, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment of this Lease or subletting the space covered by its notice, provided Tenant is not in default beyond any applicable grace or notice period. Without limitation, it shall be deemed reasonable for Landlord to withhold its consent to Tenant's assignment of this Lease or subletting the space covered by its notice if the proposed assignee or sublessee is a tenant or occupant of the building or an affiliate (a person controlling, controlled by or under common control with) of a tenant or occupant of the Building.

          D. If Tenant, having first obtained Landlord's consent to any assignment or sublease, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the aggregate of the Base Rent, Operating Cost Share Rent, and Tax Share Rent due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as Additional Rental one-half of all of such excess Rent or other consideration within ten (10) days after receipt thereof from time to time.

          E. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder and agree to comply with and be bound by all of the terms, provisions and conditions of this Lease, in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant that it shall comply with and be bound by all of the terms, provisions and conditions of this Lease and that it will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of sublease.

          F. If Tenant is a corporation whose stock is not publicly traded, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 14. If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partner's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 14. The term "control" as used in this Section 14F means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. If Tenant is a corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock as of the date of the execution and delivery of this Lease shall not be considered a change of control.

          G. Except as otherwise set forth in Section 14.A., any assignment, subletting, use, occupancy, transfer or encumbrance of this Lease or the Premises without Landlord's prior written consent shall be of no effect and shall, at the option of Landlord, constitute a default under this Lease.

     15. SALE BY LANDLORD. In the event of sale or conveyance or transfer by Landlord of its interest in the Project or in the Building or in this Lease, the same shall operate to release Landlord (subject to the second paragraph of Section 17 hereof entitled Security Deposit) from any future obligations and any future liability for or under any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event, and with respect to such obligations, covenants and conditions, Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This lease shall not be affected by any such sale, conveyance or transfer.

     16. ESTOPPEL CERTIFICATE. Landlord shall, at the request of Tenant and Tenant shall at the request of Landlord at any time and from time to time upon not less than ten (10) days' prior written notice, execute, acknowledge in recordable form, and deliver to the other, or for the Tenant to its auditor or a prospective purchaser of its business or assets, or to its assignee or subtenant if acceptable to Landlord, or for the Landlord to Landlord's mortgagee, the lessor under any Ground Lease, auditors or a prospective purchaser of the Project or any part thereof, a certificate stating that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the dates to which the Rent and other charges are paid, and that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant's or Landlord's knowledge, as the case may be, any uncured defaults on the part of Landlord or of Tenant (or specifying such offsets, claims or defaults, if any are claimed). Such certificate may require the party giving it to specify the date of commencement of Rent, the Commencement Date, the Termination Date, the Base Rent, current Operating Cost Share Rent, and Tax Share Rent estimates, the date to which Rent has been paid, whether or not Landlord has completed any improvements required to be made to the Premises and such other matters as may be required. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project or by any ground lessor, or by a purchaser or assignee or lender to Tenant or to auditors to either party hereto or by any other person to whom it is delivered. The failure to deliver such statement within the time required hereunder shall, at the option of the requesting party, be a default under this Lease, or be conclusive evidence, binding upon the nonperforming party that this Lease is in full force and effect, without modification except as may be represented by the requesting party, that there are no uncured defaults by the requesting party and that no more than one (1) month's Rent has been paid in advance, and the nonperforming party shall be estopped from asserting any defaults known to it at that time.

     17. SECURITY DEPOSIT. Tenant has deposited with Landlord security for the full and faithful performance of every provision of this Lease to be performed by Tenant in the amount, if any, set forth as Item 9 in the Schedule. If Tenant defaults with respect to any provision of this Lease, Landlord may use all or any part of this security deposit for the payment of any Rent and any other sum due or in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of such deposit is to be used, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of this Lease and upon vacation of the Premises in accordance with the provisions hereof. Said security deposit shall not be deemed an advance payment of Rent or a measure of Landlord's damages for any default hereunder by Tenant.

     Tenant acknowledges that Landlord has the right to transfer all or any part of its interest in the Project or this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall have the right to transfer such security deposit to the transferee. Upon delivery by Landlord to Tenant of such transferee's written acknowledgment of its receipt of such security deposit, Landlord shall thereby be released by Tenant from all liability or obligations for the return of such deposit and Tenant agrees to look solely to such transferee for the return of the security deposit.

     18. EXCUSE OF LANDLORD'S INABILITY TO PERFORM; LANDLORD'S DEFAULT. Except as specifically provided to the contrary in this lease, this Lease and the obligation of Tenant to pay Rent hereunder and perform all of Tenant's covenants and agreements hereunder shall not be impaired nor shall Landlord be in default hereunder because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by any of the following (which shall be referred to herein as a "Force Majeure"): any accident, breakage, repairs, alterations, improvements, strike or labor troubles, or any other cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof of any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

     19. PERSONAL PROPERTY. Tenant hereby conveys to Landlord all of the personal property situated and to be situated on the Premises as security for the payment of all Rent due or to become due hereunder. Said property shall not be removed therefrom without the consent of Landlord until all Rent due or to become due hereunder shall have first been paid and discharged. It is intended by the parties hereto that this Lease constitutes a security agreement creating a security interest in and to such property, subject to the liens of any existing creditors, and Landlord, upon default of Tenant in the payment of Rent, shall have all the rights of a secured party, as provided in the Wisconsin Uniform Commercial Code, as from time to time in effect. Landlord shall have the right to file financing statements or to file this security agreement as a financing statement, after the occurrence of a default by Tenant which is not cured within any applicable cure period and Tenant agrees to execute financing statements upon request of Landlord.

     20. NOTICES. All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

          A.   To Landlord as follows:

          TIAA Realty, Inc.
          c/o Douglas Elliman-Beitler Management Corporation of Wisconsin 9082 North Deerbrook Trail
          Brown Deer, Wisconsin 53223
          Attention: Building Manager

          With a copy to:

          Teachers Insurance and Annuity Association of America
          Attention: Vice President - Mortgage and Real Estate
          730 Third Avenue
          New York, New York 10017

          And to:

          Quarles & Brady LLP
          411 East Wisconsin Avenue
          Milwaukee, Wisconsin 53202
          Attention: Lawrence J. Jost

or to such other person at such other address designated by notice to Tenant.

          B. To Tenant at the place set forth as Item 10 on the Schedule until Tenant takes possession of the Premises, and thereafter at the Premises and at M&I Data Services, 4900 West Brown Deer Road, P.O. Box 23528, Brown Deer, Wisconsin 53223-0528, Attention: Ron Williquette or at such other address designated by notice to Landlord.

          C. Notice may be given by United States mail, delivery by a nationally recognized overnight courier service or by personal delivery. Mailed notices shall be sent by United States certified or registered mail, postage prepaid and shall be deemed to have been given upon receipt by the addressee or upon refusal by the addressee to accept delivery. Notice by nationally recognized overnight commercial courier service shall be deemed given upon receipt by the addressee or upon refusal by the addressee to accept delivery thereof. Notice by personal delivery shall be deemed given upon personal delivery.

     21. QUIET POSSESSION. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the Term herein granted and subject to the provisions of this Lease peacefully and quietly have and enjoy the possession of the Premises without any encumbrance or hindrance by, from or through Landlord, its successors or assigns.

     22. REAL ESTATE BROKER. Tenant represents that it has not dealt with any real estate broker except for that broker listed, if any, in Item 11 in the Schedule, with respect to this Lease and, to its knowledge no other broker initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission in connection with this Lease. Tenant indemnifies and holds Landlord harmless from all claims from any other real estate broker for commission or fees in connection with this Lease.

     23. CONDEMNATION. If all or any portion of the Project or Premises are taken by eminent domain so that the Premises cannot be reasonably used by Tenant for the purposes for which they are demised, then at the option of either party this Lease may be terminated effective as of the date of the taking and all Rent reserved hereunder shall be paid to the date of such taking. The entire award for any total or partial taking shall be paid to and retained by Landlord. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, or if the grade of any street or alley adjacent to the Project is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Project to conform to the changed grade, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days' notice prior to the date of termination designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for said termination, and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by said eminent domain proceeding. Notwithstanding the foregoing, Tenant shall have the right to pursue any award attributable to a taking of any of Tenant's personal property or equipment if the pursuit by Tenant of any such award does not interfere with Landlord's condemnation award or its pursuit thereof.

     24. SPRINKLERS. If the sprinkler system installed at the Project or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or invitees, Tenant shall forthwith restore the same to good working condition at its own expense. Tenant shall not do or permit anything to be done upon the Premises, or bring or keep anything thereon which is in violation of rules, regulations and requirements of any state, municipal or other authority having jurisdiction over the Building, and if the Board of Fire Underwriters or Fire Insurance Exchange or any bureau, department or official of the state or city government, requires that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business or acts or the location of partitions, trade fixtures, or other contents of the Premises, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary other than as a result of the Tenant Improvement Work performed pursuant to Appendix D to prevent the imposition of a penalty or charge against the full
----------
allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. Landlord shall be responsible for having the Building sprinkler system(s) maintained and inspected as required by governing regulations.

     25.  MISCELLANEOUS.

          A.   Covenants Binding on Successors. Subject to the terms and
               -------------------------------
provisions of Section 14 of this Lease, each provision of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors and assigns.

          B.   Date Payments Are Due. All amounts owed to Landlord hereunder,
               ---------------------
for which the date of payment is not expressly fixed herein, shall be paid within thirty (30) days from the date Landlord renders statements of account therefor and shall bear interest at the rate provided in Section 2E(3) from the date due until paid.

          C.   Meaning of "Re-entry" and "Landlord". The words "re-enter" and
               ------------------------------------
"re-entry" as used in this Lease are not restricted to their technical legal meaning. The term "Landlord," as used in this Lease, means only the landlord from time to time, and upon conveying or transferring its interest, such conveying or transferring lanlord shall be relieved from any further obligation or liability pursuant to Section 13B(1), 13C, 15 and 17 of this Lease.

          D.   Time is of the Essence. Time is of the essence of this Lease and
               ----------------------
each and all of its provisions.

          E.   No Option. Submission of this instrument for examination or
               ---------
signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

          F.   Severability. The invalidity or unenforceability of any provision
               ------------
hereof shall not affect or impair any other provisions.

          G.   Governing Laws. This Lease shall be governed by and construed
               --------------
pursuant to the laws of the State of Wisconsin.

          H.   Lease Modification. Should any mortgagee require a modification
               ------------------
of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified.

          I.   No Oral Modification. No subsequent alteration, amendment, change
               --------------------
or addition to this Lease shall be binding upon Landlord or Tenant unless in writing signed by both parties.


          J.   Litigation and Arbitration Costs. In the event of any litigation
               --------------------------------
or arbitration between the parties hereto with respect to the enforcement or interpretation of this Lease, the nonprevailing party shall pay the attorney's fees, court costs and other costs of the prevailing party, provided that Tenant shall notify Landlord of any alleged breach of Landlord's obligations under this Lease and shall take no action with respect to such breach as long as Landlord promptly commences to cure and diligently proceeds to complete the cure of said breach within thirty (30) days after written notice thereof by Tenant or, with respect to a default which cannot reasonably be cured within thirty (30) days, if Landlord immediately commences to cure and diligently proceeds to complete the cure of such default within a reasonable time period, which shall in no event beyond ninety (90) days after Landlord receives written notice of such default. Each party hereto shall pay the attorney's fees, court costs (if any) and other costs incurred by the other party in any litigation, negotiation or transaction in which such party causes the other party, without the other party's fault, to become involved or concerned (including, without limitation, any requests for Landlord's consent to a sublet or assignment).

          K.   Captions. The marginal headings and titles to the paragraphs of
               --------
this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          L.   Remedies and Rights may be Exercised by Landlord in its Own Name;
               ----------------------------------------------------------------
Authority to Execute this Lease. All rights and remedies of Landlord under this
-------------------------------
Lease, or that may be provided by law, may be exercised by Landlord in its own name individually, or in its name by any agent thereof, and all legal proceedings for the enforcement of any such rights or remedies, may be commenced and prosecuted to final judgment and executed by Landlord in its own name individually or in its name by any agent thereof. Landlord and Tenant each represents to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained.

          M.   Payments to Affiliates. Nothing in this Lease shall be construed
               ----------------------
to prevent Landlord from paying for services rendered or materials delivered with respect to the Project or to the Premises (including, without limitation, management services and contracting out capital improvements or other capital repairs or construction items) by affiliates of Landlord provided that the fees or costs of such services and materials are at market rates in the Milwaukee metropolitan area. All such fees or costs paid by Landlord to such affiliates shall be deemed to constitute Operating Costs on the same terms and conditions as if such fees and costs were paid to non-affiliates of Landlord.

          N.   Entire Agreement. This Lease (including, without limitation, any
               ----------------
Rider attached hereto and Appendix A through E, all of which are incorporated herein by this reference) constitutes the entire agreement between the Landlord and the Tenant. Tenant acknowledges that it has not been induced to enter this Lease by any promises, assurances, agreements, statements or representations (collectively "Representations") which are not set forth in this Lease (including without limitation any Representations concerning Operating Costs or Taxes). Tenant acknowledges that it has not relied on any such Representations, agrees that no such Representations shall be used in the construction or interpretation of this Lease and agrees that Landlord shall have no liability for any consequences arising as a result of any such Representations.

          O.   Landlord's Title. Landlord's title is and always shall be
               ----------------
paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber Landlord's title.

          P.   Light and Air Rights. This Lease does not grant any rights to
               --------------------
light or air over or about the Project. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein.

          Q.   Rights Reserved or Granted. Any rights reserved or granted to
               --------------------------
Landlord hereunder may be exercised by Landlord or any of its agents, employees, contractors or designees.

          R.   Meanings of Words. The words "Landlord" and "Tenant" whenever
               -----------------
used in this Lease shall be construed to mean the plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to entities or individuals, or men or women, shall in all cases be assumed as though in each case fully expressed.

          S.   Rent not Based on Income. It is agreed by Landlord and Tenant
               ------------------------
that no rental or other payment for the use, occupancy or utilization of the Premises demised hereunder shall be, or is, based in whole or in part on the net income or profits derived by any person from the Building or the Premises so leased, used, occupied, or utilized, and Tenant further agrees that it will not enter into any sublease, license, concession or other agreements for any use, occupancy or utilization of the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Premises so leased, used, occupied, or utilized.

          T.   Non-Exclusivity. Tenant is not granted by this Lease and shall
               ---------------
not be entitled to have any exclusive rights in the Building other than the rights of its occupancy.

     26. EXCULPATORY PROVISIONS. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by such Landlord, or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Premises and the Project to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by such Landlord (or default through, under or by any of the agents, servants, employees or representatives of such Landlord), Tenant shall look solely to the interests of such Landlord in the Premises and the Project; that no Landlord shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, any Landlord on account of this Lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant; and that as to any partnership which is a Landlord a deficit capital account of any partner of such partnership shall not be deemed to be an asset or property of such partnership.

     27. AUTHORITY. Tenant is a [corporation] duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has the power and authority to consummate this Lease. All proceedings of Tenant necessary to consummate this Lease have been duly taken in accordance with law. The persons executing this Lease on behalf of the Tenant have been duly authorized to execute this Lease, and if the Tenant is a corporation, this Lease has been executed by two duly authorized officers of such corporation.

     28. OPTIONS TO EXTEND. Subject to the terms and conditions of this paragraph, the Term of this Lease may be extended, at the option of Tenant, for two additional periods of three years each (the "Extension Terms"). The Extension Terms shall be upon the same terms, covenants and conditions contained in this Lease except for the amount of Base Rent payable during the Extension Terms, and any reference in the Lease to the "Term" of the Lease shall be deemed to include the Extension Terms and apply thereto, unless it is expressly provided otherwise. Tenant shall have no extension option beyond the aforesaid two extension options. Any termination of this Lease shall terminate all rights under this Paragraph 28.

          A. The options to extend the term of this Lease shall apply only to the Premises.

          B. The Base Rent due during the Extension Terms for any space then constituting a portion of the Premises shall be at a rate equal to the greater of (i) the amount of Base Rent due for the rental period immediately preceding the particular Extension Term, or (ii) the Market Rent. The Term "Market Rent" shall mean the rental rate and applicable adjustments (as reasonably determined by Landlord) for new leases or lease renewals of comparably located and finished space, of a size similar to the Premises, in the Brown Deer, Wisconsin area, for buildings of similar age and quality to the Building, including inducements and allowances. Tenant's obligation to pay Operating Costs and Taxes pursuant to the Lease shall continue during the Extension Terms.

          C. Such options to extend shall be exercised by Tenant delivering an initial non-binding written notice to Landlord of its intent to exercise its option to extend on or before twelve (12) full calendar months prior to the expiration of the then current term of the Lease or the then current Extension Term. Thereafter and no later than eleven (11) full calendar months prior to the expiration of the then current term of this Lease or the then current Extension Term, Landlord shall calculate the Market Rent for the Premises, which calculation shall reflect the Market Rent that would be payable per annum for a term commencing on the first day of the particular Extension Term. If the Market Rent as calculated by Landlord is not acceptable to Tenant, then Landlord and Tenant shall each select an appraiser and each of the appraisers so selected shall establish a Market Rent for the Premises. If the two appraisals are within five percent (5%) of each other, then the arithmetic average of the two appraisals shall be the Market Rent. If the two appraisals are not within five percent (5%) of each other, then each appraiser shall select a third appraiser who will establish the Market Rent and the arithmetic average of the two closest appraisals shall be the Market Rent. Tenant shall give Landlord final binding written notice of the exercise of its option to extend, if at all, no later than nine (9) full calendar months prior to the expiration of the then current term of the Lease or the then current Extension Term.

          D. Tenant's right to exercise its option to extend this Lease is subject to the following conditions: (i) that on the date Tenant delivers its final binding written notice of the exercise of its option to extend, Tenant is not in default beyond any applicable grace period under any of the terms, covenants or conditions of the Lease, and (ii) except for an assignment or sublet permitted pursuant to Section 14 of this Lease, that Tenant shall not have assigned the Lease or sublet the Premises at any time during the period commencing with the date that Tenant delivers its final binding notice to Landlord of its exercise of such option to extend and ending on the commencement date of the particular Extension Term, or at any time prior to such period, if such assignment or sublease extends into such period.

          E. If Tenant fails to give its initial non-binding written notice of intent or its final written notice of the exercise of its option to extend when due as provided in this Paragraph 28, Tenant will be deemed to have waived all of its options to extend the term of this Lease.

     29. CODE VIOLATIONS. The Property Manager in charge of the Project has not received any notice of any violation by the Project of any law, rule, regulation or ordinance.

     30. TERMINATION OPTION. Notwithstanding anything contained herein to the contrary, if at the time of the giving of the Termination Notice (as defined below) there are no uncured defaults by Tenant under the Lease, Tenant shall have an option to terminate the Lease in its entirety (the "Termination Option"), effective on the last day of Year 4 (the "Early Termination Date") by delivering its written notice of the exercise of its option to terminate this Lease (the "Termination Notice") to Landlord on or before the last day of Year 3, and by timely paying the Termination Fee, as set forth below. The terms "Year 4" and "Year 3" are defined on the Rent Schedule set forth at Page 1, Insert 2 of the Rider to this Lease.

          If Tenant delivers its Termination Notice in accordance with the terms and conditions of this Paragraph 30 and timely pays the Termination Fee, then as of the Early Termination Date, this Lease shall terminate and Tenant shall be and remain liable for the payment to Landlord of all rent and other sums due or accrued and for the performance and keeping of all the covenants, agreements and obligations under the Lease to be performed, paid and kept by Tenant prior to the Early Termination Date. In the event the Tenant fails to completely vacate the Premises and surrender possession thereof to Landlord in accordance with the terms and conditions of this Lease on or prior to the Early Termination Date, such failure shall be treated as a holding over by Tenant and Landlord shall be entitled to all of its remedies therefor pursuant to the Lease.

          If Tenant exercises its option to terminate this Lease, Tenant shall simultaneously with the delivery to Landlord of the Termination Notice, deliver to Landlord a Termination Fee, payable in immediately available funds, in an amount equal to $2,138,456.57. If Tenant fails to pay the Termination Fee simultaneously with the delivery of the Termination Notice, Landlord may elect, upon notice given to Tenant, to declare the Termination Notice null and void, and the Lease shall continue in full force and effect as if Tenant had not exercised this termination right.

     31. PRIOR LEASE. Tenant occupies the Existing Space under prior leases between HRG-Wisconsin, Inc., as agent for Hawthorn-Brown Deer Holdings Limited Partnership, as Landlord, and Tenant, dated May 1, 1992, as amended, and between HRG-Wisconsin, Inc., as agent for Hawthorn-Brown Deer Holdings Limited Partnership, as Landlord, dated December 3, 1991, as amended (the two leases being herein collectively referred to as the "Prior Lease"). Tenant understands and agrees that Tenant shall be and remain liable for the payment of all Rent and other sums due or accrued and for the performance and keeping of all of the covenants, agreements and obligations under the Prior Lease to be performed, paid and kept by Tenant prior to the Commencement Date. Commencing with the Commencement Date, the terms and conditions of this Lease shall supersede and replace in their entirety, the terms and conditions of the Prior Lease with respect to Tenant's use and occupancy of the Existing Space.

     32. ENVIRONMENTAL INDEMNIFICATION. The on-site Project Manager has received no notice of and has no actual knowledge of any existing violations of Environmental Laws.

     IN WITNESS WHEREOF, the parties have executed this Lease on the date first above written.

                              LANDLORD:

                              TIAA REALTY, INC., a Delaware corporation
                              By: TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, its authorized representative



                                   By:     /s/ Denise Maxwell
                                      -------------------------------------
                                   Print Name: DENISE MAXWELL
                                              -----------------------------
                                   Title:   ASSOCIATE DIRECTOR
                                         ----------------------------------

                              TENANT:

                              M&I DATA SERVICES, A DIVISION OF MARSHALL
                              & ILSLEY CORPORATION

                              By:     /s/ Peter J. Tallian
                                 ------------------------------------------
                              Print Name: PETER J. TALLIAN
                                         ----------------------------------
                              Title:      CFO
                                    ---------------------------------------



                              Attest:     /s/ Edward E. Womer
                                     --------------------------------------
                              Print Name: EDWARD E. WOMER
                                         ----------------------------------
                              Title:   Vice President
                                    ---------------------------------------

                                                                   Exh. 10.19(a)

                                   APPENDICES

Appendix A     Plan of Premises
Appendix B     Cleaning Schedule
Appendix C     Rules and Regulations
Appendix D     Tenant Improvement Agreement
Appendix E     Mortgages Currently Affecting the Project Definitions
Appendix F     List of Equipment

The above appendices to this exhibit have been omitted. The appendices will be furnished supplementally to the Securities and Exchange Commission upon request.